                                 EXHIBIT 4(b)
          THRIFT PLAN FOR EMPLOYEES OF SENTINEL TRANSPORTATION COMPANY


                             RULES AND REGULATIONS
                             ---------------------


                           Effective January 1, 1996

                              SUMMARY OF CONTENTS
                              -------------------

Chapter 1                                                               PAGE
                                                                        ----
 I.      PURPOSE                                                         I-1

 II.     DEFINITIONS                                                    II-1

 III.    ELIGIBILITY AND PARTICIPATION                                 III-1
         A. Eligibility Requirements
         B. Commencement of Participation
         C. Participation Non-Mandatory
         D. Providing Plan Rules
         E. Transfers to Sentinel
         F. Termination of Participation

 IV.     EMPLOYEE PARTICIPATION                                         IV-1
         A. Participation by Payroll Deduction
         B. Change in Participation
         C. Change in Participation for Highly
            Compensated Participants
         D. Participation by Direct Remittance

         E. Temporary Employee--Insufficient Earnings
         F. Transfer of Fund to Trustee
         G. Internal Revenue Code Limitations

 V.      COMPANY CONTRIBUTIONS                                           V-1
         A. Amount of Company Contributions
         B. Additional Company Contributions
         C. Transfer of Funds to Trustee

 VI.     LIMITATION ON ANNUAL ADDITIONS                                 VI-1

 VII.    INVESTMENT PROVISIONS                                         VII-1
         A. Investment Direction
         B. Fund Transfer(s)
         C. Investment Options
         D. Uninvested Funds
         E. Trustee Action
         F. Trustee - Maintenance of Assets

 VIII.   CREDITS AND CHARGES TO EMPLOYEE ACCOUNTS                     VIII-1
         A. Allocation of Income and Costs on Investments

 IX.     SUSPENSION OF DEPOSITS                                         IX-1
         A. Involuntary Suspension of Deposits
         B. Voluntary Suspension of Deposits
         C. Company Contributions During Suspension

                        -------------------------------

Chapter 1                                                               PAGE
                                                                        ----
X.     WITHDRAWALS                                                       X-1
       A. Full Withdrawals - Retirement
       B. Full Withdrawals - Other Than Retirement
       C. Partial Withdrawals
       D. Early Distribution Tax Exemption
       E. Compliance with Minimum Distribution Rules
       F. Waiver of Notice
       G. Twenty Percent Withholding

XI.    LOANS                                                            XI-1
       A. Eligibility for a Loan
       B. Obtaining Funds for a Loan
       C. Maximum Amount of Loan
       D. Loan Repayment Period
       E. Rate of Interest
       F. Frequency of Loans
       G. Method of Loan Repayment
       H. Exceptions to Normal Method of Repayment
       I. Prepayment of Loan Balance
       J. Loan Defaults
       K. Loan Administrator--Authority/Responsibilities
       L. Suspension of Loans

XII.   BENEFICIARIES, TERMINATED EMPLOYEES AND ALTERNATE PAYEES        XII-1
       A. Beneficiary Designation
       B. Payment to Beneficiary(s)
       C. Payment to Terminated Employees
       D. Qualified Domestic Relations Order
       E. Sale of Business or Facility

XIII.  AFFILIATED COMPANIES                                           XIII-1
       A. Affiliated Company Participation
       B. Affiliated Company Authority

XIV.   ADMINISTRATION                                                  XIV-1
       A. Trustee
       B. Employee Benefit Plans Board
       C. Thrift Plan Regulations
       D. Recognition of Agency of a Member
       E. Thrift Plan Audit
       F. Reporting to Plan Members
       G. Administrative Liability
       H. Administrative Expense
       I. Claims by Members

                        -------------------------------

Chapter 1                                                               PAGE
                                                                        ----
XV.    NOTICES AND OTHER COMMUNICATIONS                                  XV-1
       A. Plan Communication to Members
       B. Member Communications to the Plan
       C. Third-Party Communications to the Plan

XVI.   NONASSIGNABILITY                                                 XVI-1
       A. Assignments
       B. Trustee Payments to Lenders

XVII.  TERMS OF EMPLOYMENT UNAFFECTED                                  XVII-1

XVIII. CONSTRUCTION                                                   XVIII-1

XIX.   PLAN MODIFICATION AND TERMINATION                                XIX-1
       A. Method of Modification
       B. Members' Rights Upon Modification
       C. Merger, Transfer or Consolidation of Plan

XX.   EFFECTIVE DATE                                                     XX-1
       A. Board of Directors' Approval
       B. Trustee Certification
       C. Chapter 2 Members

XXI.   OPERATION OF THE PLAN AS A TOP-HEAVY PLAN                        XXI-1
       A. Minimum Vesting
       B. Minimum Contributions
       C. Effect on Limitation on Annual Additions
       D. Definitions

XXII.  QUALIFIED DOMESTIC RELATIONS ORDER                              XXII-1
       A. Status of QDRO
       B. Distribution of Before Tax Account Funds

XXIII. ROLLOVERS AND TRUST TO TRUST TRANSFERS                         XXIII-1
       A. Rollovers/Transfers to Plan
       B. Rollovers From Plan

Chapter 2

          THRIFT PLAN FOR EMPLOYEES OF SENTINEL TRANSPORTATION COMPANY
          ------------------------------------------------------------

     Sentinel Transportation Company ("Sentinel") became a wholly owned subsidiary of E. I. du Pont de Nemours and Company in December 1995. Prior to its incorporation Sentinel was part of Conoco Inc.'s downstream operation (transportation). As part of Conoco Inc., eligible employee of such operation participated in the Thrift Plan for Employees of Conoco, Inc.

     With the incorporation of Sentinel, Conoco employees dedicated to such operations were transferred to and became Sentinel employees. Sentinel's Board of Director adopted, effective January 1, 1996, the Thrift Plan for Sentinel Transportation Company, to provide the continued participation of such former Conoco employees and the participation for new employees in a tax qualified plan.



                                   CHAPTER 1
                                   ---------

This chapter shall be applicable to all employees who may participate in the Plan except those subject to Chapter 2 hereof. Chapter 2 shall be applicable to all union represented employees covered by a negotiated contract between such union and Sentinel or any of its affiliates which contract provides for participation in the Plan except those employees covered by contracts specifically named in Chapter 2.



I.   PURPOSE
     -------

     The purpose of this Plan is to encourage employees to save systematically a portion of their current compensation and to assist them to accumulate additional means for the time of their retirement.

II.  DEFINITIONS
     -----------

     Unless the context otherwise requires, the following words as used herein shall have the following meanings:

     A. "Affiliated Company" or "Affiliated Companies" shall mean any corporation(s) of which E. I. du Pont de Nemours and Company owns, directly or indirectly, at least 25 percent of the issued and outstanding stock entitled to vote for the election of directors.

     B. "Annual Additions" shall mean the sum for any year of Corporate Employer contributions, including contributions to a Participant's Before-Tax Account, and the Participant's Employee Contributions; provided, however, that Annual Additions for any Plan Year before 1987 shall not be recomputed to treat all Employee Contributions made by Participants as Annual Additions. Annual additions also shall include contributions described in Code section 415(l) and contributions for medical benefits within the meaning of Code section 419A(f)(2).

     C. "Basic Deposits" shall mean all deposits made by a Participant to his Employee Account other than as provided in Article X.C.1.b., not in excess of the following percentages of the Participant's Compensation at the time of such deposit:

     D. "Beneficiary Member" shall mean an entity (including, but not limited to, individuals, trusts, estates, partnerships, corporations, unincorporated organizations, and associations) that has been designated as a beneficiary pursuant to Article XII.A. and for which the Trustee holds an Employee Account.

     E. "Benefit Board" shall mean the Employee Benefit Plans Board created and appointed as provided in Article XIV.B. hereof.

     F. "Board" shall mean the Board of Directors of Sentinel Transportation Company.

     G.   "Code" shall mean the Internal Revenue Code of 1986, as amended.

     H. "Company Contributions" shall mean all contributions to a Participant's Employee Account made by Sentinel pursuant to Article V. of the Plan. As used herein, this term shall not include deposits to a Participant's Before Tax Account.

     I. "Compensation" shall mean the regular compensation paid to a Participant for services rendered to Sentinel, or which a Participant has elected to defer pursuant to a cash or deferred arrangement provided for under Section 401(k) of the Code excluding any bonuses, commissions, overtime, or special pay, under rules uniformly applicable to all Participants similarly situated. "Compensation" shall include amounts which a Participant contributed to a Dependent Care Spending Account or a Health Care Spending Account sponsored by Sentinel as authorized by Section 125 of the Code.

          The annual compensation of each Participant taken into account for determining all benefits provided under the Plan for any determination period shall not exceed $200,000, for Plan Years after December 31, 1988, and shall not exceed $150,000 for Plan Years after December 31, 1993, as such limit is adjusted by the Secretary as provided under section 415(d) of the Code. If the period for determining compensation used in calculating an allocation for a determination period is a short Plan Year (i.e. shorter than 12 months), the annual compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction, the numerator of which is the number of months in the short Plan Year, and the denominator of which is 12.

          In determining the compensation of a Participant for purposes of this limitation, the family aggregation rules of section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this section prior to the application of this limitation.

     J. "Corporate Employer" shall mean an employer as defined in Code Section 414(b) and 414(c), as modified by Section 415(h) of the Code.

     K. "Defined Benefit Plan" shall mean any plan qualified under the Internal Revenue Code which is not a Defined Contribution Plan.

     L. The "Defined Benefit Plan Fraction" for any year shall mean a fraction, the numerator of which is an amount representing the total Projected Annual Benefit of the Participant under all Defined Benefit Plans of the Corporate Employer, determined as of the close of the year, and the denominator of which is the lesser of (i) the product of 1.25 multiplied by $90,000 (or such greater amount as may be allowable in accordance with regulations, rulings, or other official announcements issued by the Secretary of Treasury or his delegate), or (ii) the product of 1.4 multiplied by 100% of the Participant's average compensation for his high 3 years.

     M. "Defined Compensation" shall have the following meaning. Compensation, for purposes of applying the limitations of section 415, includes the following: (a) wages, salaries, fees for professional services and other amounts received (whether or not in cash) for personal services actually rendered in the course of employment with an employer maintaining the plan to the extent includible in gross income (including fringe benefits, reimbursements, and expense allowances);
          (b) earned income (with respect to Employees within the meaning of section 401(c)(1)); (c) foreign earned income (as defined in section 911(b)); (d) amounts described in sections 104(a)(3), 105(a) and 105(h) but only to the extent they are includible in the Employee's gross income; (e) amounts paid or reimbursed by the employer for moving expenses incurred by the Employee to the extent that such amounts are not deductible under section 217; (f) the value of a nonqualified stock option granted to an Employee by the employer to the extent the value is includible in the Employee's gross income; and
          (g) the amount includible in the Employee's gross income upon making the election in section 83(b).

          Compensation for purposes of section 415 does not include the following: (a) contributions made by the employer to a deferred compensation plan which, without regard to section 415, are not includible in the Employee's gross income for the taxable year in which contributed; (b) employer contributions made on behalf of the Employee to a simplified employee pension plan to the extent they are deductible by the Employee; (c) distributions from a deferred compensation plan (except from an unfunded nonqualified plan when includible in gross income); (d) amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (e) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (f) other amounts which receive special tax benefits, such as premium for group term life insurance (to the extent excludable from gross income) or employer contributions for the purchase of an annuity contract described in section 403(b) of the Code.

          In determining whether there have been excess aggregate contributions under Section 401(m) of the Code, "compensation" used in such determination shall be the same as "defined compensation" described above.

     N. "Defined Contribution Plan" shall mean a plan qualified under the Code which provides for an individual account for each Participant and for benefits based solely on the amounts contributed to the Participant's Account, and any income, expenses, gains, and losses which may be allocated to such Participant's Employee Account.

     O. The "Defined Contribution Plan Fraction" for any year shall mean a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Employee Account in all Defined Contribution Plans of the Corporate Employer as of the close of the year, and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service with the Corporate Employer: (i) the product of 1.25 multiplied by the dollar limitation under Section 415(c)(1)(A) of the Code for such year (determined without regard to Section 415(c)(6) of the Code), or (ii) the product of 1.4 multiplied by 25% of the Employee's Defined Compensation for such year. In applying this definition with respect to years beginning before January 1, 1976:

          1. The aggregate amount taken into account in determining the numerator of the Defined Contribution Plan Fraction may not exceed the aggregate amount taken into account in determining the denominator of the Defined Contribution Plan Fraction, and

          2. The amount taken into account in determining the amount of a Participant's Employee Contributions in excess of 6 percent of his Defined Compensation for any year concerned shall be an amount equal to:

               a. the excess of the aggregate amount of Employee Contributions for all years beginning before January 1, 1976, during which the Employee was an active Participant in the Defined Contribution Plan(s) of the Corporate Employer, over 10 percent of the Participant's aggregate Defined Compensation for all such years, multiplied by a fraction, the numerator of which is 1 and the denominator of which is the number of years beginning before January 1, 1976, during which the Employee was an active Participant in the Defined Contribution Plan.

                    For the purpose of 2 above, Employee Contributions made on or after October 2, 1973, shall be taken into account only to the extent that the amount of such contributions does not exceed the maximum amount of Employee Contributions permissible under the Defined Contribution Plan(s) as in effect on October 2, 1973.

          An amount shall be subtracted from the numerator of the Defined Contribution Plan Fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction computed under Code section 415(e)(1) does not exceed 1.0 for Plan Years after 1985.

     P. "DuPont" shall mean E. I. du Pont de Nemours and Company, a Delaware corporation.

     Q. "Employee" shall mean any person in the employ of Sentinel, other than a person who is receiving a pension, severance pay, retainer, commission or fee under contract or an individual who must be treated as an employee of Sentinel for limited purposes under the "leased employee" provisions of Section 414(n) of the Code.

          Any person shall cease to be an Employee, as defined herein, on termination of service, and shall not again become an Employee for purposes of this Plan prior to his reemployment date unless he is rehired prior to incurring a One-Year Break-in-Service.

          The term "Employee" shall include an individual who must be treated as an Employee under section 414(n) of the Code (a "Leased Employee"), but only to the extent required by that Code section and final regulations thereunder. A Leased Employee shall be treated as an Employee for purposes of determining Hours of Service for participation and nonforfeitability of benefits (in the event the individual becomes an Employee without regard to this paragraph). A Leased Employee shall be treated as an Employee for purposes of the other requirements set out in section 414(n)(3) of the Code.

     R. "Employee(s) Account(s)" or "Employee's Account" shall mean all cash and other assets held by the Trustee under the Plan for the account of a Member.

          1. "Regular Account" shall mean all cash and other assets held by the Trustee which resulted from contributions made to the Plan, or earnings thereon, other than those in a Member's Before-Tax Account.

          2. "Before-Tax Account" shall mean all cash and other assets held by the Trustee which resulted from contributions made to the Plan designated for the Before-Tax Account, or earnings thereon, pursuant to a cash or deferred arrangement of Section 401(k) of the Code.

     S. "Employee Contributions" shall mean all Basic Deposits made by a Participant to his Employee Account and all Supplemental Deposits made by a Participant or a Transferred Member to his Employee Account. Employee Contributions shall not include Basic Deposits made by a Participant to his Before Tax Account for purposes of Article II.B.

     T. "Employment Date" shall mean the date on which an Employee is first employed by Sentinel and on which an Employee completes one hour of service.

     U. "Fund Transfer" shall mean an instruction by a Member to the Trustee to sell, liquidate, or redeem any investment in an Investment Option Fund in such Member's Employee Account, and transfer the proceeds to another Investment Option Fund in his Employee Account pursuant to the terms of the Plan. A Fund Transfer may not be made from an Investment Option Fund in a Member's Regular Account to an Investment Option Fund in a Member's Before Tax Account, or vice versa.

     V. "Hardship" shall mean a showing by a Participant (1) that he has an immediate and heavy financial need and (2) that the hardship distribution is necessary to satisfy the immediate and heavy financial need.

          A.   Immediate and Heavy Financial Need

               A Participant may establish the existence of an immediate and heavy financial need in one of two ways.

               1.   Facts and Circumstances Need Requirements

                    A Participant may demonstrate by facts and circumstances the existence of an immediate and heavy financial need created by an emergency or extraordinary circumstance.

               2.   Deemed Need Requirements

                    A Participant may show that his immediate and heavy financial need results from one of the following deemed hardship conditions:

                    a. Medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant's spouse or any dependents of the Participant.

                    b. Purchase (excluding mortgage payments) of a principal residence for the Participant.

                    c. Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, the Participant's spouse, children or dependents; or

                    d. The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

          B.   Necessity of Hardship Distribution

               A Participant may establish that the hardship distribution is necessary to satisfy his immediate and heavy financial need in one of two ways. Under no circumstances will a distribution be considered necessary to satisfy an immediate and heavy financial need if it is in excess of that need.

               1.   Facts and Circumstances Distribution Requirements

                    A Participant may demonstrate by all relevant facts and circumstances that the distribution is necessary to satisfy the hardship need. Under this facts and circumstances option, a Participant must establish in a sworn and notarized statement that the immediate and heavy financial need cannot be relieved:

                    a. Through reimbursement or compensation by insurance or otherwise;

                    b. By reasonable liquidation of the Participant's assets to the extent such liquidation would not itself cause an immediate and heavy financial need;

                    c. By cessation of Employee elective deferrals and Employee savings under the Thrift Plan; or

                    d. By other distributions or loans from any plans maintained within the DuPont controlled group of companies or from plans maintained by any other employer or by borrowing from commercial sources on reasonable commercial terms.

                    For purposes of the preceding paragraph, assets of the Participant include assets of the Participant's spouse and minor children reasonably available to the Participant. Property held for a Participant's child under any irrevocable trust or under the Uniform Gifts to Minors Act shall not, however, be treated as an available resource of the Participant.

               2.   Deemed Distribution Requirements

                    A Participant's request for a distribution to meet an immediate and heavy financial need may be deemed necessary to satisfy the need. Under this option, a Participant must establish in a sworn and notarized statement that:

                    a. The distribution is not in excess of the amount of the Participant's immediate and heavy financial need; and

                    b. The Participant has obtained all distributions, other than hardship distributions, and all loans currently available under all plans maintained by the DuPont controlled group of companies.

                    If a Participant elects to have the establishment of "necessary to satisfy the immediate and heavy financial need" handled under the deemed standard set forth in paragraph B.2. above, the following consequences shall, in all cases, apply:

                    (1) the Participant will be prohibited from making any Employee elective deferrals and Employee Contributions under the Thrift Plan and all other plans, with the exception of health and welfare benefit plans, maintained by the DuPont controlled group of companies for a period of twelve (12) months after receipt of the hardship distribution; and

                    (2) the Participant will be prohibited from making elective deferrals under the Thrift Plan and all other plans maintained by the DuPont controlled group of companies for the Participant's taxable year immediately following the year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such next taxable year less the amount of such Participant's elective deferrals for the taxable year of the hardship distribution.

          C.   Withdrawable Amount

               The amount which may be withdrawn cannot exceed the total of the Participant's contributions to his Before Tax Account (and income allocable thereto credited to a Participant's Before-Tax Account as of December 31, 1988) nor the amount necessary to satisfy the immediate and heavy financial need created by the hardship. At the request of the Participant, the amount of an immediate and heavy financial need may include any amounts necessary to pay any federal income taxes or penalties reasonably anticipated to result from the distribution.

     W. "Highly Compensated" refers to highly compensated active Employees and highly compensated former Employees, as defined herein.

          1. A highly compensated active Employee includes any Employee who performs service for the Corporate Employer during the determination year and who, during the look-back year: (i) received compensation from the Corporate Employer in excess of $75,000 (as adjusted pursuant to section 415(d) of the Internal Revenue Code); (ii) received compensation from the Corporate Employer in excess of $50,000 (as adjusted pursuant to section 415(d) of the Internal Revenue Code) and was a member of the top-paid group for such year; or (iii) was an officer of the Corporate Employer and received compensation during such year that is greater than 50 percent of the dollar limitation in effect under section 415(b)(1)(A) of the Internal Revenue Code. Notwithstanding the above, in any year in which Sentinel maintains significant business activities in at least two significantly separate geographic areas, $50,000 may be substituted for $75,000 in (i) above, and
               (ii) may be disregarded.

          2. The term highly compensated active Employee also includes: (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most compensation from the Corporate Employer during the determination year; and (ii) Employees who are 5 percent owners at any time during the look-back year or determination year.

          3. For the purpose of determining who is a Highly Compensated Employee, the determination year shall be the Plan Year. The look-back year shall be the 12-month period immediately preceding the determination year.

          4. If an Employee is, during a determination year or look-back year, a family member of either a 5 percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the ten most Highly Compensated Employees ranked on the basis of compensation paid by the Corporate Employer during such year, then the family member and the 5 percent owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the family member and 5 percent owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving compensation and plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and 5 percent owner or top-ten Highly Compensated Employee. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

          5. The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with section 414(q) of the Internal Revenue Code and the regulations thereunder.

          6. A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Corporate Employer during the determination year, and was a 5 percent owner of the Corporate Employer at any time during the year or received compensation in excess of $50,000 during the year for either the separation year or any determination year ending on or after the Employee's 55th birthday.

     X. "Hour(s) of Service" shall mean each hour for which an Employee is compensated or entitled to compensation for the performance of duties and includes each such hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by Sentinel. An hour of service also includes each hour for which an Employee is compensated or entitled to compensation on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), jury duty, military duty or Sentinel approved leave of absence as well as hours of time required to be taken into account by reason of Sections 414(b) and 414(c) of the Code. Hours shall be credited to the computation period during which the duties are performed or to which the payment relates and, in the case of a period where no duties are performed, shall be credited on the basis of the number of regularly scheduled working hours during the period. All hours shall be calculated and credited in conformance with Sections 2530.200B-2(b) and (c) of Department of Labor regulations which are incorporated herein by reference. For purposes of crediting Hours of Service for vesting and for eligibility to participate in the Plan, the term "Employee" shall have the meaning stated in Article II.R. except that the term "Sentinel" shall mean Sentinel Transportation Company, a Delaware corporation, and/or any Affiliated Company regardless of whether said company participates in the Plan, and the term "Employee" shall include persons who would come within the definition of "Employee" but for the fact that they are in a class of employees excluded from participation in the plan.

     Y. "Incapacity" shall mean the condition of a Participant's health whereby he is unable to perform his job function as an Employee, as determined by the Benefit Board.

     Z. "Sentinel" shall mean the Sentinel Transportation Company, a Delaware corporation and/or any Affiliated Company participating in the Plan as hereinafter provided in Article XIII.

     AA. "Investment Direction" shall mean an instruction by a Participant to the Trustee to invest future deposits, contributions and income pursuant to the terms of the Plan.

     BB. "Investment Manager" shall mean an investment advisor registered under the Investment Advisors Act of 1940, a bank (other than the Trustee) as defined in that Act, or an insurance company qualified to perform investment management services which shall be designated or appointed as provided in Article XIV.A.4.

     CC. "Limitation on Annual Additions" shall mean the limitation on contributions to a Participant's Employee Account as provided in
          Article VI.

     DD.  The masculine pronoun shall mean the feminine whenever appropriate.

     EE. "Member" shall mean any person for whom the Trustee holds an Employee Account, including a Participant with a zero Employee Account balance due to a withdrawal pursuant to Article X.C. who has elected to resume making Basic Deposits immediately upon the completion of the suspension imposed by Article X.C.1.b.

     FF. "Non-spouse Beneficiary Member" shall mean any person who is designated a beneficiary in accordance with Article XII. who is not a Spouse Beneficiary Member as defined in Article II. QQ. and for whom the Trustee holds an Employee Account.

     GG. "One-Year Break-in-Service" shall mean any 12 consecutive month period commencing upon an:

          1.   Employment Date, or anniversary thereof, or

          2. Reemployment Date, or anniversary thereof, during which an Employee does not complete 500 Hours of Service.

          Notwithstanding anything in this Plan to the contrary, for absences beginning after December 31, 1984, and upon presentation of proof satisfactory to the Benefit Board, an Employee who is absent from work for reasons of the individual's pregnancy, birth or adoption of a child, or for purposes of caring for the child immediately following its birth or adoption, will be deemed to have completed up to a maximum of 501 hours of service during the period of 12 consecutive months commencing on the individual's most recent Employment Date, Reemployment Date, or anniversary thereof (whichever is applicable), commencing on the first date of such absence, unless such Employee has already earned more than 500 hours of service during such period of employment, then such Employee shall receive credit for up to a maximum of 501 Hours of Service in the subsequent 12-consecutive-month period for the purpose of preventing a One-Year Break-in-Service.


     HH. "Participant" shall mean an Employee who is eligible for and has commenced participation in this Plan in accordance with Article III. of this Plan.

     II. "Plan" shall mean this Thrift Plan for Employees of Sentinel Transportation Company.

     JJ. "Plan Year" shall mean a twelve month period commencing on January 1 and ending on December 31.

     KK. "Projected Annual Benefit" shall mean the benefits which are projected to be paid annually under all Defined Benefit Plans of the Corporate Employer to an Employee payable as a straight life annuity commencing at Normal Retirement Date. Such projection shall be based on the assumptions that:

          1. the Employee's compensation for all future years will equal his Compensation for the year of computation,

          2. the Employee's future participation in the Defined Benefit Plans of the Corporate Employer will continue uninterrupted until he has reached his Normal Retirement Date and that he will earn a full year of Creditable Service for each full year he participates in the Defined Benefit Plans of the Corporate Employer during that period, and

          3. all other relevant factors considered in computing the benefits, such as provisions of the Defined Benefit Plans of the Corporate Employer and social security benefit levels, will remain constant with the year of computation.

     LL. "QDRO Member" shall mean an individual for whom the Trustee holds an Employee Account pursuant to a Qualified Domestic Relations Order.

     MM. "Reemployment Date" shall mean the date following five One-Year Breaks in Service on which a previously employed person is reemployed and completes an Hour of Service.

     NN. "Retired Member" shall mean a former Participant who has taken normal, early or incapacity retirement under the Retirement Plan and for whom the Trustee holds an Employee Account.

     OO. "Retirement Plan" shall mean The Retirement Plan of Sentinel Transportation Company, which became effective January 1, 1996, as from time to time amended, or the Employees' Retirement Plan of Conoco, which became effective July 1, 1947, as from time to time amended.

     PP. "Rollover Member" shall mean an Employee, who is not a Participant from whom the Trustee has accepted a rollover or trust-to-trust transfer of assets from a qualified plan or an individual retirement account in accordance with the provisions of Article XXIII. of this Plan.

     QQ. "Spouse Beneficiary Member" shall mean the spouse of a Participant or Retired Member at the time of such Participant's or Retired Member's death, who, in accordance with Article XII.A., is the designated beneficiary of such Participant or a Retired Member and for whom the Trustee holds an Employee Account.

     RR. "Supplemental Deposits" shall mean all deposits to a Member's Employee Account in excess of Basic Deposits and Company Contributions. Supplemental Deposits may not exceed the sum of:

          1. 16 percent of his compensation earned after December 31, 1975, for all years since he became a Participant in the Plan; less

          2. the amount of Basic Deposits during such period which have not been withdrawn from his Employee Account.

          Only a Participant or a Transferred Member may make Supplemental Deposits.

     SS. "Terminated Member" shall mean a former Participant, who has terminated his employment with Sentinel at a time when he was not eligible for normal, early or incapacity retirement under the Retirement Plan, for whom the Trustee holds an Employee Account.

     TT. "Transferred Member" shall mean a former Participant, who has been transferred from Sentinel, at the request or with the consent of Sentinel, to a nonparticipating Affiliated Company and who has left his Employee Account in the Plan.

     UU.  "Trustee" shall mean the Trustee under the Plan hereinafter named in
          Article XIV.A. or any successor to said Trustee.

     VV. "Vesting (vested)" shall mean the nonforfeitable right of a Participant in the Plan to his total Regular Account, which shall be acquired only on the earlier of:

          1. Five years of participation since the most recent date of enrollment in the plan, a year of participation being defined as:

               Twelve consecutive months during which a non-vested Participant maintains a positive account balance or makes at least one monthly contribution, except that the fifth year of participation under this Article II.VV.1.b. shall be deemed a year of participation upon the first day of the fifth month of the 12 month period; or

          2. A total of ten cumulative years of service or, on or after October 1, 1988, a total of five cumulative years of service, including for any Participant whose Employment Date is January 1, 1993, or later, a total of five cumulative years of service that includes four years of participation in the Plan, any such year commencing upon an:

               a.   Employment Date, and anniversary date thereof; or

               b.   Reemployment Date, and anniversary date thereof,

               during which an Employee completes 1,000 or more hours of service, provided that any period before termination of employment if there was also a complete withdrawal from the Plan which occurred prior to January 1, 1976, shall not count for vesting purposes, and further provided that service subsequent to five consecutive One-Year Breaks-in-Service shall not count toward vesting a Participant's Employee Account which accumulated prior to such five One-Year Breaks-in-Service, or

          3. Attaining the age of 65, which is the Normal Retirement Age under this Plan.

               A Member shall be vested in his Before-Tax Account and in that portion of his Regular Account derived from his Employee Contributions at all times. The portion of a Member's Regular Account derived from his Employee contributions is his Basic Deposits and Supplemental Deposits and all income, expenses, gains and losses attributable thereto.

          If a Member is Vested when he ceases to be an Employee, he shall be Vested upon becoming an Employee again thereafter. If a Member is not Vested when he ceases to be an Employee, and he becomes an Employee again thereafter, his prebreak service shall be disregarded in determining the Vesting of his post-break accrued benefit only if the number of consecutive One-Year Breaks in Service equals or exceeds the greater of five or the aggregate number of the Member's years of service prior to the break in service.

     WW. "Year" shall mean the twelve month period commencing January 1 and ending the following December 31.

III.  ELIGIBILITY AND PARTICIPATION
      -----------------------------

      A.  Eligibility Requirements

          1. Each and every Employee participating in the Thrift Plan for Employees of Conoco Inc. on December 31, 1995 shall continue to participate under the terms of the Plan as adopted except as hereinafter otherwise provided, eligibility for participation in the Plan shall be open to:

          2. any full time, regular Employee whose Employment Date or Reemployment Date is earlier than January 1, 1993, who became a member of the Retirement Plan before January 1, 1993 and continues to maintain membership therein;

          3. any regular, full time Employee who has completed at least one year of continuous service or who was eligible to participate in a qualified profit-sharing plan of an Affiliated Company from which he was transferred;

          4. any Employee who has completed a period of 12 consecutive months commencing on the Employee's Employment or Re-Employment Date, whichever is applicable, or a succeeding anniversary of such date, during which he completes 1,000 or more Hours of Service; and,

          5. any Employee, including a Member who is rehired and again becomes an Employee, who previously met the requirements of either paragraph 1., 2. or 3. of this Article III.A.

          For the purpose of Article III.A.2. only, "continuous service" is the period of time that has elapsed since the Employee's original Employment Date or Reemployment Date since his last termination of employment with Sentinel.

          For purposes of this Article III.A. only, on and after January 1, 1993, a Participant will be treated as having completed 190 hours of service for each month in which he completes at least one hour of service.

     B.  Commencement of Participation

          1. An Employee may commence his participation on the first day of the calendar month in which he becomes eligible, provided he files with the Benefit Board or its delegee a notice of his election to become a Participant of the Plan, such notice to be in the manner prescribed by the Benefit Board, or in the event an eligible Employee does not elect to participate when first eligible, he may thereafter commence participation as of the first day of the calendar month following the date he files with the Benefit Board or its delegee a notice of his election to become a Participant in the Plan, provided, however, that no Employee who is on a Sentinel approved leave of absence or is otherwise absent from work on the date he becomes eligible may become a Participant in the Plan until the day of his return from such absence. Commencement of participation in the Plan by an eligible Employee shall be accomplished by his election to make deposits as hereinafter provided.

          2.   Notwithstanding the effective date of participation set forth in
               Article III.B.1. above, an Employee who is transferred to Sentinel on and after January 1, 1996, from an Affiliated Company or from a corporation that has adopted a profit

                                     III-1
               sharing plan administered by an Affiliated Company and who was a participant in the profit sharing plan thereof, may become a Participant in the Plan on the date he is employed by Sentinel provided he has filed with the Benefit Board or its delegee a notice of his election to become a Participant in the Plan. In the event an eligible Employee has not filed the required notice with the Benefit Board or elects not to participate when first eligible, he may thereafter commence participation as of the first day of the calendar month following the date he files with the Benefit Board or its delegee a notice of his election to become a Participant in the Plan.

     C.   Participation in the Plan by an Employee shall be voluntary.

     D. Each Employee at the time of becoming a Participant in the Plan or within a reasonable period thereafter shall be given a copy of the Summary Plan Description, describing the Plan, as effective at that time.

     E.   Transfers to Sentinel

          1. An employee of a nonparticipating Affiliated Company or of a corporation that has adopted a profit sharing plan administered by a nonparticipating Affiliated Company, who is transferred at the request of such Affiliated Company or corporation and Conoco to the employ of Sentinel, may participate in this Plan provided such Employee has satisfied the requirement of Article III. A.2., 3., or 4. The years of participation by an Employee in the profit sharing plan of such nonparticipating Affiliated Company or corporation, if any, shall be included in determining an Employee's years of participation in this Plan. The years of service of an employee in a nonparticipating Affiliated Company or corporation profit sharing plan which would have been counted as years of service under this Plan had the Employee been a member of this Plan, shall be included in determining the Employee's years of service under this Plan.

          2. Any Employee, who becomes a Participant in the Plan and who is or has been transferred to Sentinel from an Affiliated Company or a corporation which has adopted a profit sharing plan administered by an Affiliated Company and has an Employee Account in the profit-sharing plan of said Affiliated Company or corporation, may request the Trustee, in the manner prescribed by the Benefit Board, to accept the transfer of his entire Employee Account, if any, from such other plan into his Employee Account in this Plan. Any transfer of an Employee Account to this Plan must be requested prior to the Participant's subsequent transfer of employment from Sentinel. The Benefit Board shall determine whether the transfer of an Employee Account to this Plan shall be in cash or in kind on the basis of uniform rules applicable to all Participants on the same basis. The amount in Employee Accounts so transferred, shall be categorized as being in a Regular or Before Tax Account as defined in this Plan and the amounts within such Employee Accounts shall be categorized as Basic Deposits, Supplemental Deposits, Company Contributions, and Earnings. Basic Deposits transferred to an Employee Account from other plans shall not be entitled to matching Company Contributions.

          3. For the purpose of a suspension due to a withdrawal under this Plan, a withdrawal by a Participant of any part of an Employee Account from a profit sharing plan of an Affiliated

                                     III-2

               Company or from the plan of a corporation that has adopted a profit sharing plan administered by an Affiliated Company shall have the same effect as if the Participant had made a withdrawal from this Plan.

     F.   Termination of Participation

          1. A Participant shall cease being a Participant in this Plan at any time that he ceases being an Employee or takes a full withdrawal pursuant to Article X.B. or X.C. and elects not to resume Basic Contributions immediately upon the end of the suspension imposed under Article X.C.1.b.


                                     III-3

IV.  EMPLOYEE PARTICIPATION
     -----------------------

     A.   Participation by Payroll Deduction

          To participate in the Plan, an Employee shall designate as a payroll deduction a percent of his monthly Compensation, in 1 percent increments, to be deposited in his Employee Account. The first 6 percent of the amount so designated will be deemed to be Basic Deposits, unless such Participant has a suspension of Basic Deposits. The Participant may elect to have up to 15 percent of his monthly Compensation, but not more than $7,000 per year deferred pursuant to a cash or deferred arrangement under Section 401(k) of the Code (the $7,000 shall be adjusted to reflect increases in the cost of living in accordance with Section 415(d) of the Code). The amount so designated will be deposited by Sentinel to the Participant's Before Tax Account. Deposits in excess of that designated to the Before Tax Account shall be deposited to a Participant's Regular Account. The total amount which may be designated for deposit to a Participant's Employee Account shall be in accordance with Article II.RR.

     B.   Change in Participation

          The payroll deduction deposit percentage designated by the Participant shall continue in effect, notwithstanding any change in his compensation, until he shall change that percentage. A Participant may change such percentage at any time to be effective the first of the next succeeding calendar month. Such changes shall be by direction to the record keeper designated by Sentinel in the form prescribed by the Benefit Board.

     C.   Change in Participation for Highly Compensated Participants

          1. The Benefit Board shall determine at the beginning of each month whether the Before Tax and Regular Account contributions elected by Highly Compensated Participants ("elected percentage") will, based on projections to the end of the Plan Year, cause the plan not to comply with the limitations on contributions imposed by sections 401(k) and 401(m) of the Code. Such projections will be made by assuming constant future compensation and constant future elected contribution percentages. If the projections indicate that adjustments are necessary to avoid exceeding the limitations, the Benefit Board shall take the following actions.

               a. The Benefit Board will determine the maximum percentages of Before Tax and Regular Account contributions respectively that can be made by Highly Compensated Participants for the following month without causing the Plan, on a projected basis, to exceed such limitations ("Allowable Percentages"). Reductions in the Allowable Percentages, if any, determined for this purpose will be made in one percent increments and will be applied uniformly to all Highly Compensated Participants.

               b. The Benefit Board will reduce the percentages of Before Tax and Regular Account contributions of each Highly Compensated Participant to the Allowable Percentages in accordance with the following rules:

                    (1) If the elected percentage designated by the Highly Compensated Participant for the Before Tax Account exceeds the Allowable Percentage for Before Tax contributions, and if the Participant so elects, the Benefit Board will change the elected percentage in excess of that allowable to a Regular Account contribution or, if the Participant does not so elect, pay the excess to him.

                    (2) If the elected percentage designated by the Highly Compensated Participant for the Regular Account exceeds the Allowable Percentage for Regular Account contributions and if the Participant has so elected, the Benefit Board will change the elected percentage in excess of that allowable to a Before Tax Account contribution, or if the Participant does not so elect, pay the excess to him.

                    (3) To the extent a Before Tax contribution election cannot be changed to a Regular Account contribution or vice versa without causing a projected violation of the limitations on contributions imposed by sections 401(k) and 401(m) of the Code, the excess shall be paid to the Participant.

               2. If it is determined after the close of a Plan Year that participation by Highly Compensated Participants has exceeded the discrimination standards of Code sections 401(k) ("Excess Contributions") or 401(m) ("Excess Aggregate Contributions"), the amount of the Excess Contributions or the Excess Aggregate Contributions shall be refunded to the Highly Compensated Participants in accordance with the following rules.

                    a. Determination of the amount of Excess Contributions for a Highly Compensated Participant shall be made in the following manner. First the actual deferral ratio ("ADR") of the Highly Compensated Participant with the highest ADR will be reduced to the extent necessary to satisfy the actual deferral percentage ("ADP") test or cause such ratio to equal the ADR of the Highly Compensated Participant with the next highest ratio. Second, this process shall be repeated until the ADP test is satisfied. The amount of Excess Contributions for a Highly Compensated Participant will be equal to the total of elective contributions taken into account for the ADP test minus the product of the employee's reduced ADR as determined above and the employee's compensation.

                    b. Determination of the amount of Excess Aggregate Contributions for a Highly Compensated Participant shall be determined in the same manner as described in paragraph a. above ("Leveling") but substituting "actual contribution ratio" for "actual deferral ratio" and substituting "actual contribution percentage

                         (ACP) test" for "actual deferral percentage (ADP) test" and "ACP" for "ADP".

                    c. If a Highly Compensated Participant's ADR or actual contribution ratio was determined under the family aggregation rules, the Highly Compensated Participant's ADR or actual contribution ratio is to be determined using the same Leveling method described in paragraphs
                         a. and b. The resulting Excess Aggregate Contributions are allocated among the family members in proportion to the employee and matching contributions of each family member that is combined to determine the actual contribution ratio, and the resulting Excess Contributions are allocated among the family members in proportion to the contributions of each family member that have been combined.

                    d. The amount of Excess Contributions to be distributed shall be reduced by deferrals in excess of Code section 402(g) limits ("Excess Deferrals") previously distributed for the taxable year ending in the same Plan Year, and Excess Deferrals to be distributed for a taxable year will be reduced by Excess Contributions previously distributed for the plan beginning in such taxable year.

                    e. Distribution (or forfeiture, if applicable) of Excess Aggregate Contributions or of Excess Contributions will include the income allocable thereto. The income allocable to the Excess Aggregate Contributions or Excess Contributions includes income for the Plan Year for which the Excess Aggregate Contributions or Excess Contributions were made but does not include income for the period between the end of the Plan Year and the date of distribution (or forfeiture).

                    f. If a distribution of Excess Aggregate Contributions or Excess Contributions results in a distribution of Basic Deposits, the matching Company Contributions which relate to such Basic Deposits must be distributed or forfeited, as applicable.

                    g. A distribution of Excess Aggregate Contributions or Excess Contributions shall be made within 2 1/2 months of the end of the Plan Year in which they were made.

               3. In lieu of a distribution of Excess Contributions as described above in paragraph 2, a Highly Compensated Participant may elect to have such Excess Contributions recharacterized as Employee Contributions in accordance with the following rules.

                    a. The amount of Excess Aggregate Contributions for such Participant shall be determined only after first determining the Excess Contributions that are treated as employee contributions due to recharacterization.

                    b. Recharacterized Excess Contributions remain subject to the nonforfeitability requirements and to the restrictions on distributions that apply to Before Tax contributions.

                    c. The amount to be recharacterized is offset by any amounts previously distributed as Excess Deferrals.

                    d. Recharacterization shall take place within 2 1/2 months of the end of the Plan Year to which the recharacterization relates. Recharacterization will be deemed to occur on the date on which the last affected Highly Compensated Participant is notified of the recharacterization and the tax consequences of such recharacterization.

               4. If one or more Highly Compensated Employees is a Participant in both the portion of this Plan subject to the ACP test and that which is subject to the ADP test, then the tests shall be applied in such a way as to avoid multiple use of the alternative limitation, in accordance with Treasury regulations 1.401(m)-2 and section 401(m)(9) of the Code.

                    If there is an impermissible multiple use of the alternative limitation, the Benefit Board shall reduce either the ACP, treating the reduction as an excess aggregate contribution, or the ADP, treating the reduction as an excess contribution. Such reduction shall be applied to all eligible Highly Compensated Employees.

     D.   Participation by Direct Remittance

          1. In addition to payroll deduction, Basic and Supplemental Deposits may be made to a Participant's Regular Account in accordance with the provisions of Articles IV.E., IX.A.3., X.B.2.d.(2) and X.C.1.c. (relative to temporary Employees; employees on military, governmental, or disability leave; and nonvested redeposits).

          2. In the event a Participant is eligible to receive a refund pursuant to Article IV.C.2., such Participant may authorize that amounts, which were to be received, shall be deposited in his Regular Account.

          3. Supplemental Deposits to a Participant's Regular Account may be made by cash payment direct to the Trustee in accordance with regulations prescribed by the Benefit Board.

     E.   Temporary Employees--Insufficient Earnings

          Participants who are temporary Employees may make Basic and Supplemental Deposits to their Regular Accounts by direct cash payment to the Trustee if their earnings in the month of deduction are not sufficient to make such deposits by payroll deduction. Any month in which the Participant elects not to make such deposit will be considered a month of voluntary suspension in accordance with Article IX.B.

     F.   Transfer of Funds to Trustee

          The amount of payroll deductions and cash payments so made shall be transferred monthly by Sentinel to the Trustee, and the Trustee shall hold the same for the respective Participants' Employee Accounts, subject to the provisions of the Plan.

     G.   Internal Revenue Code Limitations

          Notwithstanding anything else to the contrary in this Article IV. (Employee Participation), or in Article V. (Sentinel Contributions),
          Article VI. (Limitation on Annual Additions), or elsewhere in the Plan, contributions to this Plan and benefits under this Plan shall be limited as required by Sections 415, 401(k), and 401(m) of the Code and final Treasury regulations thereunder.

          No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Corporate Employer, during any taxable year, in excess of the dollar limitation contained in section 402(g) of the Code in effect at the beginning of such taxable year.

          A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator on or before the date specified by the Plan Administrator of the amount of the Excess Elective Deferrals to be assigned to the Plan. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan.

          Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

          "Elective Deferrals" shall mean any employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified CODA as described in section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in section 402(h)(1)(B), any eligible deferred compensation plan under section 457, any plan as described under section 501(c)(18), and any employer contributions made on the behalf of a Participant for the purchase of an annuity contract under section 403(b) pursuant to a salary reduction agreement. Elective Deferrals shall not include any deferrals properly distributed as excess annual additions.

          "Excess Elective Deferrals" shall mean those Elective Deferrals that are includible in a Participant's gross income under section 402(g) of the Code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferrals shall be treated as annual additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

          Determination of income or loss: Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution.

V.   SENTINEL CONTRIBUTIONS
     ----------------------

     A.   Amount of Company Contributions

          Sentinel shall contribute out of its accumulated earnings and profits to a Participant's Regular Account an amount equal to 100 percent of each Participant's Basic Deposits, except as hereinafter provided in
          Article VI. Such contributions shall be paid to the Trustee at least monthly.

     B.   Additional Sentinel Contributions

          This is a profit sharing plan. Sentinel may from time to time voluntarily make additional contributions out of its accumulated earnings and profits subject to the following provisions, conditions, and limitations:

          1. No such additional contribution shall be made unless the same is specifically authorized by the Board within two months of the date on which such additional contribution is to be made.

          2. No such additional contribution shall be applicable to the employees of any Affiliated Company participating in the Plan unless such applicability to such employees is authorized by the board of directors of such Affiliated Company.

          3. The aggregate amount of any such additional contribution made in any one calendar year shall not exceed 2 percent of the consolidated net income of Sentinel and its consolidated subsidiaries for the last preceding calendar year.

          4. Each such additional contribution shall be paid to the Trustee and shall thereupon be distributed by the Trustee among the Employee Accounts of all Plan Participants to whom such additional contribution is applicable in proportion to the respective Basic Deposits which such Participants deposited in their Employee Accounts pursuant to the provisions of Article IV. during the six calendar months immediately preceding the month in which such additional contribution is authorized by the Board.

     C.   Transfer of Funds to Trustee

          The Trustee shall hold Sentinel 's contributions for Participants in their respective Employee Accounts, subject to the provisions of the Plan; and no part of those contributions shall be recoverable by Sentinel, nor shall they (except as hereinafter provided in Articles VI.A.2., VIII.A.2., VIII.A.3., VIII.A.4., VIII.A.5., X.B.2.f., X.B.5.,
          and X.C.1.c(1)) be used for or diverted to any other purpose.

VI.  LIMITATION ON ANNUAL ADDITIONS
     ------------------------------

     A.   Anything to the contrary notwithstanding:

          1. The maximum Annual Additions deposited to a Participant's Employee Account in any year either solely under the Plan or under an aggregation of the Plan with all other Defined Contribution Plans of the Corporate Employer may not exceed the lesser of $30,000 (or such greater amount as may be allowable in accordance with regulations, rulings or other official announcements issued by the Secretary of the Treasury or his delegate) or 25% of the Employee's Defined Compensation for the year; nor,

          2. When the Annual Additions are viewed in conjunction with a Participant's interest in all other Defined Benefit and Defined Contribution Plans of the Corporate Employer, including any interest of the Participant that has been assigned to an alternate payee pursuant to a Qualified Domestic Relations Order, the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction for any year shall not exceed 1.0. Sections 235(b)(3) and (4) of the Tax Equity and Fiscal Responsibility Act of 1982 shall be applied when computing the limitation under this Article VI.A.2. If the limitation in
               Article VI.A.1. would be exceeded but for the language set out in this Article, the Annual Additions deposited under the Plan must be reduced and, or a Participant's Employee Deposits returned and, Corporate Employer Contributions removed from the Participant's Employee Account and applied to reduce the subsequent contribution of Sentinel under the Plan, to the extent necessary, as determined by the Benefit Board. If the limitation in Article VI.A.2. would be exceeded but for the language set out in this Article, the benefits under the Defined Benefit Plans of the Corporate Employer shall be reduced to the extent necessary to avoid exceeding the limitation.

VII. INVESTMENT PROVISIONS
     ---------------------

     A.   Investment Direction

          A Participant in the Plan shall instruct the Trustee in the form prescribed by the Benefit Board as to the Investment Direction for future deposits, contributions and income to his Employee Account, except that dividends on DuPont stock payable to a Participant's Employee Account on and after January 1, 1993, shall be invested in DuPont stock for the Participant's Employee Account if, on the date the dividend is payable into the Participant's Employee Account, any portion of the Participant's Employee Account is invested in DuPont stock.

          1. Such direction shall be to invest in any one or more of the Plan Investment Options pursuant to Article VII. C., in multiples of 1 percent totaling 100 percent for the Participant's Regular Account and for the Participant's Before Tax Account, separately.

          2. Each Investment Direction shall be deemed a continuing direction unless changed by the Participant.

          3. A Participant may change his Investment Direction in the manner prescribed by the Benefit Board.

     B.   Fund Transfer(s)

          Any Plan Member, except a Non-Spouse Beneficiary, may instruct the Trustee in the manner prescribed by the Benefit Board to sell, redeem, or liquidate any investments in his Employee Account and to transfer the proceeds to another Investment Option. Such Fund Transfers shall specify the number of units or shares of stock in an Investment Option Fund, as provided for in Article VII.C, within the Member's Regular or Before Tax Account that is to be transferred to another Investment Option Fund within the same Account. Such transfer shall be made only in the Account from which the proceeds originated. A Member may not transfer proceeds from his Regular Account to his Before Tax Account or vice-versa.

     C.   Investment Option Funds

          The Trustee shall provide for the following Investment Option Funds for Plan Members.

          1.   Option A: DuPont Stock Fund

               The purchase of shares of DuPont common stock. Such purchases may be made in the open market or from DuPont if it shall have made treasury or authorized but unissued shares available for such purchases, in which event the purchase price shall be the closing price of such stock as reported on the New York Stock Exchange-Composite Transactions on the last trading day preceding the date of such purchase from DuPont.

          2.   Option B: Fixed Income Fund

               The purchase of units of participation in the Fixed Income Fund. The term "Fixed Income" or "Fixed Income Fund" shall mean an account established by agreement between the Trustee and one or more insurance companies or other financial institutions as may from time to time be designated by the

                                     VII-1

               Benefit Board or, if not so designated, as selected by the Trustee in its discretion. The agreement shall provide for the payment of interest at a predetermined rate by such insurance company or other financial institution on all deposits made to the Fixed Income Fund. Short-term obligations of the United States Government, commercial paper or other investments of a short-term nature may be purchased and held pending the deposit of funds which such insurance company or other financial institution. All deposits to the Fixed Income Fund shall be expressed as units of participation in the Fixed Income Fund, which shall consist of all deposits to the Fixed Income Fund and all interest credited or accrued to such deposits pursuant to the agreement. No Member shall have any ownership in any particular asset in the Fixed Income Fund. The Fixed Income Fund shall be operated in accordance with the provisions established by the Benefit Board, which shall be equally applicable to all Members; provided, however, that the requirements set forth in any Fixed Income Fund agreement for use under the Plan shall be obligatory and binding upon all concerned with the same force and effect as though such requirements were set forth at length in and constituted part of this Plan.

          3.   Option C: Mutual Funds

               The purchase of shares in one or more mutual funds contained in a family of mutual funds designated by the Trustee with the advice and consent of the Benefit Board, as directed by Members.

          4.   Option D: Three Way Asset Allocation Fund

               The purchase of units in a three way asset allocation fund consisting of a portfolio diversified among the stock, bond and cash sectors of the securities market place. Assets invested pursuant to this Option D. shall be transferred among these sectors in a manner and to such extent as the Trustee or designated Investment Manager shall elect.

          5.   Option E: Loan Account Fund

               The unpaid principal of a loan granted in accordance with Article
               XI. of the Plan. This option shall be designated the Loan Account Fund.

     D.   Uninvested Funds

          Any funds in the hands of the Trustee at any time on and after January 1, 1996, not invested pursuant to Fund Transfers or Investment Directions of the Member as above provided, shall be held by the Trustee in the Fixed Income Fund.

     E.   Trustee Action

          The Trustee will comply with Investment Directions and Fund Transfers of a Member as soon as practicable after receipt thereof.

          In the event an Investment Option, or any mutual fund designated under Option C. is discontinued under the Plan, notice to such effect shall be given to all Members and such Members shall be given the opportunity to issue a new Investment Direction affecting future deposits and income subject to such discontinued Option or fund and a Fund Transfer directing the sale of units or shares in


                                     VII-2
          the discontinued Option or fund and the transfer of such proceeds to any other Option or fund provided pursuant to Article VII.C. Such notice shall also provide that the failure of a Member to issue a new Investment Direction or a Fund Transfer shall be deemed to be an Investment Direction or a Fund Transfer specifying investment in an Option or fund as specified in the notice.

          If a Member fails to issue a new Investment Direction or a Fund Transfer with respect to future deposits and income or units or shares invested in or directed to be invested in a discontinued Option or fund, the Trustee shall sell such units or shares and invest the proceeds and any future deposits and income as specified in the notice provided to all Members.

          The Trustee may, in accordance with regulations to be prescribed by the Benefit Board, for the purpose of reducing brokerage commissions and other expenses, defer the execution of instructions to purchase or sell securities pursuant to Option A. until the Trustee has accumulated instructions to purchase or sell the quantities prescribed in such regulations. The Trustee in its discretion, may limit the daily volume of its purchases or sales of DuPont stock to the extent that such action is deemed by the Trustee to be in the best interest of the Members from whom it has received instructions for such purchases or sales.

     F.   Trustee--Maintenance of Plan Assets

          All cash and securities in Employee Accounts shall, until disposed of pursuant to the provisions of the Plan, be held in the possession of the Trustee or its designated agent. Transferable securities may be registered in the name of the Trustee or in the name of its nominee. Nontransferable government bonds shall be issued in such name or names as the Trustee may elect, subject to any applicable laws or regulations at the time in effect with respect thereto. In the sole discretion of the Trustee, investments in a particular security issue made at the instruction of more than one Member may be represented by a single bond or a single stock certificate, as the case may be.

          1. Shares of stock of DuPont included in the Employee Account of a Member as of the record date shall be voted or caused to be voted at meetings of the stockholders of the Company or any adjournment thereof in accordance with written instructions given by such Member to the Trustee in such form as prescribed by the Benefit Board. The Trustee shall not have the voting rights with respect to any shares of stock of DuPont held in trust pursuant to the terms of the Plan for which voting instructions for a particular stockholder's meeting are not received.

          2. In the event of any distribution to all stockholders of DuPont of any rights to purchase any securities, such rights pertaining to the shares of stock held under the Plan shall be dealt with and disposed of by the Trustee in accordance with the following provisions, conditions, and limitations:

               a. The Trustee shall notify each Member whose Employee Account includes shares of DuPont stock to which the purchase rights pertain concerning the distribution of such rights. Such notice shall specify a period of time (as prescribed by the Benefit Board) within which the Member may elect that such rights pertaining to

                                     VII-3
                    any share of stock held in his Employee Account should be allowed to expire by its own terms.

               b. If the Member elects that such purchase rights should be allowed to expire, he shall notify the Trustee to that effect within such period of time and in such form and manner and subject to such other regulations as the Benefit Board may prescribe.

               c. After the expiration of the period of time prescribed as aforesaid, the Trustee shall endeavor to sell all of the purchase rights with regard to which the said Trustee did not receive an instruction from the Member to which such rights were applicable.

                    The total net proceeds realized from such sales shall be credited pro rata to the Employee Accounts of the Members entitled thereto (i.e., in proportion to the number of such purchase rights pertaining to the shares of DuPont stock held in respect of the Employee Accounts of such Members but not including those shares in the Employee Accounts of Members who elected to allow the rights allocated to their Employee Accounts to expire). The amounts so credited to the Employee Accounts of Members shall for all purposes of the Plan be treated as income.

               d. In no event may the Trustee exercise for the Employee Account of any Member any purchase rights pertaining to the shares of stock held under the Plan.

          3. The assets of the Fixed Income Fund and the Three-Way Asset Allocation Fund under this Plan may be held by the Trustee in trust in common with funds of the same name under the Investment Plan for Salaried Employees of Consol Inc. and the Thrift Plan for Employees of Conoco Inc. In such case, the Trustee shall be under no duty to earmark or keep separate the assets of such commingled funds and a determination on the valuation date of the value of such funds under this Plan shall be determined in conjunction with the corresponding determinations made under Options B. and D. of Article VII.C. of the Investment Plan for Salaried Employees of Consol Inc. as though such funds under this Plan and the corresponding funds under the Investment Plan for Salaried Employees of Consol Inc. were one fund for this purpose. The Trustee shall, however, maintain a separate account reflecting the equitable share in the assets of the Fixed Income Fund and the Three-Way Asset Allocation Fund under this Plan and the corresponding funds under the Investment Plan for Salaried Employees of Consol Inc. and the Thrift Plan for Employees of Conoco Inc. Sentinel may, at any time, direct the Trustee to segregate and withdraw the equitable share in such assets of the Fixed Income Fund and the Three-Way Asset Allocation Fund of this Plan. The Trustee's valuation of assets for the purpose of such withdrawals shall be conclusive.

                                     VII-4

VIII.  CREDITS AND CHARGES TO EMPLOYEE ACCOUNTS
       ----------------------------------------

       A. Allocation of Income and Costs on Investments

          1. All interest, dividends, and other income received by the Trustee and all gains or losses upon the sale or redemption of investments in the Member's Regular or Before Tax Account, as determined by the Trustee, shall be credited or charged to such Member's Employee Account.

          2. The share value of securities in a Member's Employee Account purchased pursuant to Option A. shall be based on the closing price of such securities as calculated and provided to the Trustee by the New York Stock Exchange ("NYSE") at the end of each NYSE business day.

               The cost to a Member's Employee's Account of securities purchased under Option A. shall be the daily average weighted purchase price of all securities purchased by the Trustee on the same day at the direction of Members. The proceeds credited to a Member's Employee Account upon the sale or redemption of such securities shall be based on the daily average weighted sale price received by the Trustee for all securities sold by Trustee on the same day at the direction of Members.

               Brokerage commissions, transfer taxes, and other charges and expenses in connection with the purchase or sale of securities shall be added to the cost of such securities or deducted from the proceeds thereof, as the case may be. Taxes, if any, on any assets held by the Trustee or income therefrom which are payable by the Trustee shall be charged against the Members' Employee Accounts as the Trustee shall determine.

          3. The unit value of units of participation purchased pursuant to Option B. shall be based on the accrued value, which shall include principal value plus accrued interest, of all investment vehicles within the fund divided by the total outstanding units within the Plan as of the close of the previous business day.
               The unit value of units of participation shall include all costs and charges used to establish the unit value of the units of participation. The cost to a Member's Employee Account of units of participation purchased pursuant to Option B. and the proceeds credited to a Member's Employee Account upon the sale of units of participation in Option B. shall be based on the unit value as of the close of the previous business day.

          4. The share value of any Merrill Lynch mutual fund and the Merrill Lynch Equity Index Trust purchased under Option C. shall be the Net Asset Value calculated by Merrill Lynch Asset Management, which shall be calculated once each day the New York Stock Exchange is open for trading. Such Net Value shall include all costs and charges used by Merrill Lynch Asset Management to establish the Net Asset Value.

               The share price of the Fidelity Megellan Fund purchased pursuant to Option C. shall be the Net Asset Value as determined by Fidelity Service Co. on each New York Stock Exchange Business Day. Such Net Asset Value shall include

                                    VIII-1
               all costs and charges used by Fidelity Service Co. to establish the Net Asset Value.

          5. The unit value of units purchased under Option D. shall be calculated by Wells Fargo Nikko Investment Advisors each business day. Such unit value shall include all costs and charges used by Wells Fargo Nikko Investment.

                                    VIII-2

IX.  SUSPENSION OF DEPOSITS
     ----------------------

     A.   Involuntary Suspension of Deposits

          If a Participant is absent from the performance of his duties for Sentinel, and, as a consequence of such absence, his Compensation for any calendar month is sixty percent, or less, of his normal Compensation for such month, all deposits to his Employee Account with respect to such month shall be automatically suspended; subject, however to the following limitations and conditions:

          1. If a Participant is absent pursuant to a Company approved leave of absence, the automatic suspension of such deposits may continue only for the duration of such leave of absence. If the Participant is absent for any other reason, the automatic suspension of deposits may not continue without interruption for longer than 12 months.

          2. If a Participant is absent pursuant to a Company approved leave of absence, or because of his sickness or other disability, the period of automatic suspension of deposits shall be included in determining the length of such Participant's years of participation in the Plan.

          3. If a Participant is absent pursuant to a company-approved leave of absence under Sentinel's military leave policy or serving the government in a nonmilitary capacity, or because of sickness or other disability, then, in any such event, he may elect, in the manner prescribed by the Benefit Board, to continue to make deposits to his Regular Account (and thus avoid automatic suspension thereof). A Participant making such an election may not change his rate of deposit during such absence. In the event of such election, the Participant's deposits may, in accordance with regulations prescribed by the Benefit Board, either be deducted from any Compensation or other regular payments which such Participant may be entitled to receive from Sentinel, or may be paid currently in cash by the Participant to the Trustee. Failure of a Participant to make such cash deposit on the date when it becomes payable shall be treated as an election by him to permit his deposits to be automatically suspended, as hereinabove provided in this Article IX.A. from and after the date of his last previous deposit.

     B.   Voluntary Suspension of Deposits

          A Participant, by direction to the Benefit Board in the manner prescribed by the Benefit Board, or by electing not to make a direct cash payment in accordance with Article IV.D., may voluntarily elect to suspend all monthly Basic and Supplemental Deposits under the Plan, subject, however, to the following limitations:

          1. A voluntary suspension by direction or failure to elect or to make a direct remittance will be applicable to all deposits to the Plan;

          2. A voluntary suspension will remain in effect for the number of months elected by the Participant unless the Participant shall revoke such election by making an election pursuant to Article IV.B.

          3. The right of a Participant to make cash Supplemental Deposits to his Regular Account shall not be affected by a voluntary suspension;

          4. The nonreceipt of a direct remittance from a temporary Employee, in accordance with Article IV.E. within 30 days of the mailing of notification of such right, will be deemed to be a voluntary suspension;

     C.   Company Contributions During Suspension

          During the period or periods of automatic and/or voluntary suspension of monthly deposits as provided in Article IX.A. and B., Company Contributions to the Employee Account of such Participant will be automatically and correspondingly suspended. Company Contributions not made during any such period of suspension shall not be accumulated or carried forward for later payment.

X.   WITHDRAWALS
     -----------

     A.   Full Withdrawals--Retirement

          1. A Participant or Transferred Member shall be entitled to his entire Employee Account in the event of a normal, early, or incapacity retirement from the Retirement Plan. At any time prior to such retirement, a Participant or Transferred Member may, by written direction to the Trustee in the manner prescribed by the Benefit Board, make an election to receive his Employee Account pursuant to the options set forth in Article X.

          2.   Defer to Age 70 1/2

               Any Plan Participant or Transferred Member who is entitled to normal, early, or incapacity retirement under the Retirement Plan may, prior to such retirement, by direction to the Trustee in the manner prescribed by the Benefit Board, make an election to defer the withdrawal of his Employee Account. In the event that a Participant or a Transferred Member makes such an election:

               a. No further Basic Deposits pursuant to Article IV., Supplemental Deposits or contributions pursuant to Article
                    V. shall be made to his Employee Account after the date of his retirement;

               b. During the period of time following his retirement, such Retired Member (or, in a proper case, his legal representative or designated beneficiary) shall be entitled to withdraw his entire Employee Account, under the same terms applicable to withdrawals pursuant to Article X.B., or make one or more partial withdrawals pursuant to terms of
                    Article X.C; and

               c. Payments in the form of a Lifetime Periodic Payment calculated on the actuarial life of the Member will commence no later than April 1 of the calendar year following the calendar year in which a Retired Member attains age 70 1/2, if such Retired Member (or, in a proper case, his legal representative or designated beneficiary) has not withdrawn his entire Employee Account then held by the Trustee or made an election pursuant to Article X.A.3. as provided by
                    Article X.A.2.d.

               d. Prior to attaining age 70 1/2, such Retired Member may elect to receive his Employee Account pursuant to Article X.A.3.

          3.   Periodic Payment Options

               If a Retired Member receiving payments pursuant to one of the options listed in paragraphs a., b., c., d. e. or f. below is reemployed by Sentinel, payments shall cease at the time such Retired Member is rehired. If payments cease and the Retired Member subsequently is entitled to an early, normal or incapacity retirement, he may designate any form of distribution of the balance of his Employee Account permitted under Article X.A. of the Plan. The balance of his Employee Account shall include contributions, if any, made after reemployment and earnings on those contributions. If payments cease pursuant to this paragraph, they shall resume no later than April 1 of the year following the year in which the Employee reaches age 70 1/2.

               Any Retired Member, who has not attained age 70 1/2 and who, before January 1, 1993, received one or more payments under the Lifetime Cash Payment Option or the Fixed Cash Payment Option as they existed prior to January 1, 1993, or who made an election pursuant to Article X.A.2.d. or Article X.A.3.e. or f. may revoke his prior election and elect to receive his Plan assets pursuant to Article X.A.3.c. or d. as amended effective January 1, 1993.

               Any Retired Member, including a Retired Member who retired prior to January 1, 1993, who has not attained the age of 70 1/2 and who has received one or more Periodic Payments pursuant to this
               Article X.A.3. may, in the manner designated by the Benefit Board, revoke his election and elect any other Periodic Payment Option under this Article X.A.3., effective the month following receipt by the Benefit Board of the revocation and new election. A Retired Member may make such a revocation and new election once each calendar year.

               Any Retired Member, including a Retired Member who retired prior to January 1, 1993, who has not attained age 70 1/2 and who has received one or more payments under the Lifetime Cash Payment Option or the Fixed Cash Payment Option as they existed prior to January 1, 1993, Article X.A.3.e. or f., or one or more Periodic Payments under this Article X.A.3. may, in the manner designated by the Benefit Board, revoke his election and elect to defer receipt of his Employee Account pursuant to Article X.A.2.

               a.   Periodic Payment Option--Lifetime

                    A Participant or Transferred Member, prior to his effective retirement date or, a Retired Member pursuant to an election made in accordance with Article X.A.2.d. shall, in the manner designated by the Benefit Board, elect to have the Lifetime Periodic Payment Option calculated based on his actuarial life or on his and his beneficiary's actuarial lives. The electing Member's Employee Account shall be valued as of the effective date of the Periodic Payment Option election and thereafter, on December 31 of each year. In the event of an election to receive annual payments pursuant to this Option, the amount of each such annual payment shall be calculated by dividing the value of the Member's Employee Account on the effective date of the Periodic Payment Option election (or the December 31 next preceding such payment, as the case may be) by the number of years then remaining in the electing Member's actuarial life (or if the Member so elects, in the actuarial lives of the Member and the beneficiary designated at the time of the Periodic Payment Option election).

                    In the event an election is made to receive monthly payments pursuant to this Option, the amount of such monthly payments shall be calculated by dividing the annual payment that would be received, calculated as provided in this Article X.A.3.a, by 12.

                    If an election is made to receive either monthly or annual payments pursuant to this Option, the assets in the electing Member's Before Tax and Regular Accounts shall be liquidated on a pro rata basis, based on the value of each investment in his Before Tax and Regular Accounts to the extent necessary to make such payments. The assets in the Before Tax and Regular Accounts shall be distributed on a pro rata basis based on the value the Before Tax Account and the Regular Account has to the Member's entire Employee Account to the extent necessary to make such payments.

               b.   Periodic Payment Option--Variable

                    A Participant or a Transferred Member, prior to his effective retirement date, or a Retired Member pursuant to an election made in accordance with Article X.A.2.d., shall, in the manner designated by the Benefit Board, designate the number of years over which he elects to receive payments, provided however, that such number of years shall not be less than two years nor more than a period which would pay the account balance during the electing Member's actuarial life or if the electing Member has designated a beneficiary, over the actuarial lives of the electing Member and his beneficiary. The electing Member's Employee Account shall be valued as of the effective date of the Periodic Payment Option election and on December 31 of each year following such election. In the event an election is made to receive monthly payments pursuant to this Option, the amount of each such monthly payment shall be calculated by dividing the value of the electing Member's Employee Account on:

                    (i) the effective date of his Periodic Payment Option election by the number of months under which he has elected to receive monthly payments; and

                    (ii) on January 1 of each year subsequent to the effective date of his Periodic Payment Option election by the number of months under which he elected to receive payments less the number of months since the effective date of his Periodic Payment Option election.

                    In the event an election is made to receive annual payments pursuant to the terms of this Option, the amount of such annual payment shall be calculated by dividing the value of the electing Member's Employee Account as of:

                    (i) the effective date of his Periodic Payment Option election by the number of years under which he has elected to receive annual payments; and

                    (ii) on January 1 of each year subsequent to the effective date of his Periodic Payment Option by the number of years under which he elected to receive annual payments less the number of years since the effective date of his Periodic Payment Option election.

               c.   Periodic Payment Option--Fixed

                    A Participant or a Transferred Member, prior to his effective retirement date or, a Retired Member, pursuant to an election made in accordance with X.A.2.d., shall in the manner designated by the Benefits Board, elect to have the Fixed Periodic Payment Option calculated on the basis of an annual or monthly amount designated by the electing Member. The designated amount shall be paid on an annual or monthly basis to the electing Member until such time as his Employee Account balance is zero.

               d.   Periodic Payment Option--Level

                    A Participant or Transferred Member, prior to his effective retirement date or, a Retired Member, pursuant to an election made in accordance with Article X.A.2.d., shall in the manner designated by the Benefit Board, elect to have the Level Periodic Payment Option calculated by amortizing the electing Member's Employee Account balance over the actuarial life of the electing Member at an interest rate that approximates the expected rate of return for the Fixed Income Fund as of the month payments under this Article X.A.3.d. commence.

                    If the actual interest rate earned over the duration of the payments is greater than the established rate of return, any remaining account balance will be included in the final payment. If the actual interest rate earned over the duration of the payments is less than the established rate of return, payments shall only be made until the account balance is zero.

                    In the event an election is made to receive monthly periodic payment under this Option, the amount of such monthly payments shall be calculated by dividing the annual periodic payment that would be received, calculated as provided in this Article X.A.3.d., by 12.

     B.   Full Withdrawal--Other Than Upon Retirement

          1.   Plan Mandated Withdrawals

               Payment of the vested portion of an Employee Account shall be paid as soon as is practical to a Terminated Member after his termination of employment with Sentinel and as soon as is practical to an Alternate Payee, or a Non-Spouse Beneficiary Member upon the Trustee's receipt of a request for a lump sum payment, but no later than 12 months following the event of the death of the Member whose Employee Account is to be distributed to the Non-Spouse Beneficiary.

               Provided, however, that a lump-sum payment of the amount in an Employee Account to which a Terminated Member or an Alternate Payee is entitled, which has a vested balance that exceeds $3,500, or a vested balance of less than $3,500 if the Terminated Member has been terminated at a time he was subject to Article X.B.2.c.(1). (termination due to a spousal transfer, job abolishment or incapacity), shall not be made during the lifetime of the Terminated Member or Alternate Payee unless the Terminated Member or Alternate Payee, consents in writing to the distribution or until April 1 of the year following the year in which the Terminated Member or the Member from whom the Alternate Payee received his Employee Account reaches age 70 1/2.

               The amount of any loan balance in any Member's Employee Account shall be included in determining whether an Employee Account has a vested balance of $3500 or less, but any distribution of a Loan Balance shall be treated as a Deemed Withdrawal and no further cash or distribution in kind shall be made.

          2.   Member Initiated Regular Account Withdrawals

               Any Member, by written direction to the Trustee in the manner prescribed by the Benefit Board, shall be entitled to withdraw his Regular Account as follows:

               a.   If he is vested, he may withdraw his entire Regular Account.

               b.   If he is not vested, he may withdraw the greater of either:

                    (1) An amount equal to the sum of his total deposits to the date of withdrawal and all income added to his Regular Account (but not more than his entire Regular Account).

                    (2) The value of his entire Regular Account less an amount equal to the total of Sentinel's contributions to his Regular Account to the date of withdrawal.

                    (3) Any Company contributions remaining in the Member's Employee account shall be forfeited except as provided in X.B.2.d.(2).

               c. (1) If a Participant is not vested and the sole reason for the termination of his employment by Sentinel was (i) that his spouse was transferred by Sentinel to an employment location outside the immediate geographical area, (ii) that the position or job he held with Sentinel was abolished, or
                    (iii) because of his incapacity, he may withdraw his entire Regular Account. Withdrawals under this paragraph arising from the termination of a Participant due to a transfer of his spouse by Sentinel, the fact that the position or job he held with Sentinel was abolished, or the incapacity of such Participant are subject to prior approval by the Benefit Board, provided that in the case of a termination for the reason of incapacity, such approval by the Benefit Board shall be based upon one or more reports by qualified medical doctors. Every Participant, the termination of whose employment by Sentinel falls within the terms of this
                    Article X.B.2.c., shall be treated the same as all other such Participants under the same or similar circumstances.

               d.   Conditions of Withdrawal from Regular Account

                    Withdrawals by a Participant from his Employee Account shall be subject to the following conditions:

                    (1) The withdrawing Participant shall be ineligible to make Basic Deposits to the Plan for a period of six months from the date of withdrawal. Suspensions under this
                         Article X.B.2. and suspensions under X.B.3. and X.C. shall run concurrently.

                    (2) If subsequent to a withdrawal described in Article X.B.2.b. and within the limits of subparagraphs (i) and
                         (ii) below, such withdrawing Participant redeposits to his

                         Regular Account the amount specified in subparagraph
                         (i) below, then in such event, Sentinel shall contribute to the Regular Account of the Participant an amount equal to the amount of Company Contributions forfeited on the date of withdrawal.

                         (i) Any Member who made a complete withdrawal after termination of employment and any Participant who terminated participation in the Plan at the time he made the withdrawal, must redeposit the full amount of the withdrawal, valued as of the date of withdrawal. If the Participant did not terminate participation in the Plan at the time of withdrawal, he must redeposit either the total amount of Basic Deposits withdrawn or the total amount of the withdrawal valued as of the date of withdrawal.

                         (ii) Only a Participant or an employee of an Affiliated
                              Company who has an Employee Account, which does not consist exclusively of funds received by the Trustee under Article XXIII., in the Plan is entitled to make the redeposit described above and the redeposit must be made no later than the close of the first period of five consecutive One-Year Breaks-in-Service commencing after the withdrawal.

               e. Upon termination or partial termination of the Plan by Sentinel or any affiliate which has adopted the Plan, or upon complete discontinuance of all Company Contributions under the Plan or complete discontinuance of contributions thereunder by any affiliate of Sentinel, the rights of Participants affected by such termination, partial termination, or complete discontinuance of contributions, to their respective Regular Account balances shall become nonforfeitable and such Participants shall be entitled to withdraw their entire Regular Accounts.

               f. If a Member terminates employment with Sentinel at a time when he is not entitled to withdraw his entire Regular Account, after five One-Year Breaks-in-Service, he immediately shall forfeit that part of his Regular Account that is the difference between the full value of his Regular Account on the date the forfeiture occurs and the amount he is entitled to withdraw under the provisions of Article X.B.2.b. on the date the forfeiture occurs.

          3.   Member Initiated Before Tax Account Withdrawals.

               Any Member, by written direction to the Trustee in the manner prescribed by the Benefit Board shall be entitled to withdraw his Before Tax Account upon retirement, separation from service, or upon attaining the age of 59 1/2. Any Member, by written direction to the Trustee in a form prescribed by the Benefit Board, shall be entitled to withdraw his Before Tax

               Account upon the disposition by Sentinel of substantially all of the assets (within the meaning of Code section 409(d)(2)) used by Sentinel in a trade or business of Sentinel or upon the disposition by Sentinel of its interest in a subsidiary (within the meaning of Code section 409(d)(3)), provided, however, that the Member continues employment with the corporation acquiring such assets or with the subsidiary, and provided that the distribution is in the form of a lump sum as defined in section 401(k)(10)(B)(ii) of the Code. In the event of the death of a Member, his designated beneficiary shall be entitled to withdraw the Member's Before Tax Account. Prior to age 59 1/2 and while employed by Sentinel, a Participant may not make a withdrawal from his Before Tax Account except upon prior approval of the Benefit Board, or one to whom the Benefit Board has specifically delegated the authority to determine Hardship, who shall grant a full withdrawal from his Before Tax Account only upon proof of Hardship requiring the entire sum of his Before Tax Account. A Hardship withdrawal of an amount less than the entire Employee Account shall be made pursuant to Article X.C.2. A Participant who is making a complete withdrawal for reason of Hardship shall be required to first withdraw funds from his Regular Account as provided to meet the definition of Hardship in Article II.W. A Participant shall not be granted a withdrawal under this Article X.B.3. unless he proves he meets the definition of Hardship set forth in Article II.W. The Benefit Board, or its delegee will determine whether the definition of Hardship has been met.

               If the withdrawing Member is also a Participant in the Plan, he shall be ineligible to participate in the Plan for a period of six full months from the date of his withdrawal, except that if the withdrawing Participant has a Regular Account subsequent to the withdrawal, deposits to his Employee Account may continue during this six month period, except as otherwise provided in
               Article II.W.B.2. Suspensions under Articles X.B.2., X.B.3. and X.C. shall run concurrently.

          4.   Special Provisions Applicable to Transferred Employees

               Withdrawals pursuant to the provisions of this Article X.B.4. shall be subject to the following conditions:

               a. A transfer of employment from Sentinel to an Affiliated Company or a corporation which has adopted a profit sharing plan administered by an Affiliated Company, or between Affiliated Companies or corporations which have adopted a profit sharing plan administered by an Affiliated Company, shall not be considered as a termination of or separation from employment.

               b. If a Member is transferred at the request or with the consent of Sentinel to the employ of an employer not participating in the Plan or to otherwise noneligible employment, such Member may continue his Employee Account during the period of such employment but with no further deposits or contributions during such period, except as provided for in Article X.B.4.d. If such transfer is to the employ of an Affiliated Company or corporation which has adopted a profit sharing plan administered by an Affiliated Company, participation in the profit sharing plan of such corporation shall be included in determining the Member's years of participation and years of service in this Plan. If such transfer is to the employ of an employer which does not permit participation in the profit sharing plan of an Affiliated Company, the period of employment with such employer shall be included in determining years of participation and years of service in this Plan.

               c. A Member who is or has been transferred at the request or with the consent of Sentinel, from Sentinel to an Affiliated Company or a corporation which has adopted a profit-sharing plan administered by an Affiliated Company, may request the Trustee, in the manner prescribed by the Benefit Board, to transfer his entire Employee Account in the Plan to the profit-sharing plan maintained by his employer, unless his Employee Account is collaterally pledged pursuant to Article
                    XVI. The transfer of an Employee Account will not be considered a withdrawal from this Plan. The Benefit Board shall determine whether the transfer of an Employee Account shall be in cash or in kind on the basis of uniform rules applicable to all Members on the same basis.

               d. A Member who is or has been transferred from Sentinel to an Affiliated Company, which is a member of the DuPont controlled group or a corporation which has adopted a profit-sharing plan administered by an Affiliated Company, which is a member of the DuPont controlled group and who continues his Employee Account pursuant to X.B.4.b., may make the maximum amount of Supplemental Deposits allowable under Article II.RR. to his Employee Account.

          5.   Loss of Part of Regular Account on Withdrawal

               In case any Member shall, by reason of any withdrawal under any provision of this Article X., lose his interests and rights in any part of his Employee Account, the amount so lost shall be applied to reduce the subsequent contributions of Sentinel under the Plan, or if the Plan shall be terminated, the Trustee shall credit any amount not so applied ratably to the Employee Accounts of all other Participants in the Plan at the time of termination. To the extent required for such purposes, the Trustee shall sell or turn in for redemption any security purchased at the direction of the withdrawing Member.

          6.   Method of Payment

               Upon any withdrawal under the provisions of this Article X. except pursuant to Article X.A.3., the Trustee shall determine whether to make payment in cash or in kind, or both, and for the purpose of any such payment in cash, the Trustee may sell or turn in for redemption any security that shall have been purchased at the direction of the withdrawing Member. To the extent practicable, the Trustee will make payment in kind only if the withdrawing Member shall so request. For the purpose of valuing an Employee Account in connection with any withdrawal under the provisions of this Article X. or Article XIX.B. and for the purpose of any distribution in kind, securities shall be valued pursuant to uniform regulations to be issued and published by the Benefit Board or as otherwise set out in the Plan.

     C.   Partial Withdrawals

          1.   Member Initiated Regular Account Withdrawals.

               By written direction to the Trustee in the manner prescribed by the Benefit Board, any Member, except a Non-spouse Beneficiary, may make a maximum of three partial withdrawals from his Regular Account each calendar year. Notwithstanding the preceding sentence, at no time may:

               (i) a Member withdraw more than the remaining credit to his Regular Account, exclusive of any loan balance;

               (ii)   a Member withdraw his entire Regular Account under this
                      Article X.C.1., unless such Member also has a Before Tax Account;

               (iii) nonvested Member withdraw an amount that is not reduced by the amount of Company Contributions that must remain in his Employee Account to ensure that he does not receive an amount greater than the amount to which he would be entitled if he were making a withdrawal pursuant to
                      Article X.B.2.b.

               Partial withdrawals shall be subject to the suspension provisions of Article X.C.1.b.

               a.   Sequence of Withdrawal of Funds.

                    For the purpose of determining whether a withdrawal subject to a suspension as described in Article X.C.1.b. has occurred, all partial withdrawals shall be made in the following sequence from a Participant's Regular Account. If the Participant is not entitled to withdraw Company Contributions, the sequence of withdrawal shall be as stated below but omitting the items referring to Company Contributions.

                    (1)  Supplemental Deposits;

                    (2)  Rollover Assets;

                    (3)  Earnings (including profit and loss);

                    (4) Basic Deposits in the Regular account more than 24 months;

                    (5) Company Contributions in the Regular Account more than 24 months;

                    (6) Basic Deposits in the regular Account 24 months or less; and

                    (7) Company Contributions in the Regular Account 24 months or less;

               b.   Suspensions Due to Partial Withdrawal.

                    In the case of any partial withdrawal under Article X.C.1. or XVI.B.4., of the type of funds described in X.C.1.a(5),
                    (6) or (7) [[X.C.1.a(6) or (7)]], a Member,
                    who is a Participant may not make any Basic Deposits to his Employee Account for a period of six months following his most recent withdrawal. If a Participant makes a partial withdrawal during the time he is precluded from making Basic Deposits pursuant to this Article X.C.1.b., the six-month period imposed for any previous withdrawal shall run concurrently with the six-month period following his most recent withdrawal. This period shall be included in determining the Participant's years of participation under the Plan and shall not be deemed to be a suspension for the purpose of Article IX of the Plan.

                    During the period of suspension provided for in this Article X.C.1.b., a Participant who is making Supplemental Deposits will continue making such deposits until he voluntarily elects to suspend such deposits in accordance with Article IX.B.

               c.   Redeposits and Interests Remaining upon Partial Withdrawals.

                    Upon any withdrawal pursuant to this Article X.C.1.:

                    (1) A nonvested Member forfeits the matching Company Contributions attributable to the Basic Deposits he withdraws, provided, however, that if a nonvested Member who is a Participant redeposits the total amount of Basic Deposits which he withdrew or the total amount of the withdrawal, valued as of the date of withdrawal, then in such event, Sentinel shall contribute to the Employee Account of the Participant an amount equal to the amount of Company Contributions forfeited under this paragraph. Only an Employee, who is a Participant, or an employee of an Affiliated Company who has an Employee Account in the Plan is entitled to make such a redeposit and the redeposit must be made no later than the close of the first period of five consecutive One-Year Breaks-in-Service commencing after the withdrawal.

                    (2) A vested Member shall not lose his interest in or his rights in respect to the balance of his Employee Account.

          2.   Applicable to A Member's Before Tax Account

               a.   Eligibility to Make Withdrawal

                    A Member, if not employed by Sentinel, by written direction to the Trustee in the manner prescribed by the Benefit Board, shall be entitled to make a partial withdrawal from his Before Tax Account upon his retirement or upon separation from service. A Participant, by direction to the Trustee, in the manner prescribed by the Benefit Board, shall be entitled to make a partial withdrawal from his Before Tax Account upon attaining the age of 59 1/2 (subject to procedures implemented by the Benefit Board to implement Code Section 72(e)(8)(1)) or upon proof of Hardship. A Participant may not make a Hardship withdrawal except by prior approval of the Benefit Board or its delegee, unless the Participant certifies that the need for the withdrawal is a result of medical expense, college education expense, or the purchase of a principal residence for the Participant or his dependent. The amount of a partial Hardship withdrawal will be limited to the amount of immediate financial need demonstrated by the Participant to the Benefit Board, or its delagee.

               b.   Conditions of Partial Withdrawal of Before Tax Account.

                    (1)  A Participant shall not be granted a withdrawal under
                         Article X.C.2 unless he proves he has attained age 59 1/2 or that he meets the definition of Hardship set forth in Article II.W. The Benefit Board or its delegee will determine whether the definition of Hardship has been met.

                    (2) A nonvested Member forfeits the matching Company Contributions attributable to the Basic Deposits he withdraws from his Before Tax Account, unless such nonvested Member is a Participant who subsequently redeposits the total amount of such withdrawal to his Regular Account pursuant to Article X.B.2.d(2) and subsequently vests in such Company Contributions. The amount of Basic Deposits that may be withdrawn by a nonvested Member will be reduced by the amount of Company Contributions which must remain in the Member's Regular Account to insure that he would receive the amounts to which he would be entitled if he were making a full withdrawal of his Employee Account.

                    (3) A Member who makes a partial withdrawal from his Before Tax Account shall make such withdrawals of Basic Deposits and Earnings in his Before Tax Account in the same order and under the same terms and conditions relating to suspension from participation in the Plan and frequency of withdrawals as would apply to his Regular Account pursuant to Article X.C.1. but subject to the limitations on withdrawal of this Article X.C.2., except that if such withdrawal shall be by a Participant for reason of Hardship it shall not be counted as one of the three partial withdrawals allowable during a calendar year.

          3. If, at any time pursuant to the provisions of Article X.C., a Member withdraws the entire amount credited to his Employee Account, he shall be deemed to have made a full withdrawal pursuant to Article X.B.

     D. Separation from service during or after the year in which a Participant attains age 55 shall be considered to be on account of early retirement under this Plan solely for the purpose of enabling the Member to qualify for an exemption under Section 72(t)(2)(A)(v) of the Internal Revenue Code.

     E.   Compliance with Minimum Distribution Rules

          1.   General Rule

               Notwithstanding any other provision of this Plan, a Member, Beneficiary, Terminated Member, Retired Member, or Alternate Payee shall receive Minimum Distributions. "Minimum Distributions" shall mean distributions in such amounts as are required to satisfy section 401(a)(9) of the Code, the incidental death benefit rule of section 401(a)(9)(G) of the Code, and regulations under both of those Code sections, and which are made no later than required to satisfy section 401(a)(9) of the Code and regulations thereunder. Except as provided in Article X.E.2., 3. and 4. below, a Member, Beneficiary, Terminated Member, Retired Member, or Alternate Payee shall receive his Minimum Distributions on or before his Required Beginning Date in the form of a lump sum payment of his entire Vested Account. In the case of a Member, Terminated Member or Retired Member, the Required Beginning Date is April 1 of the year following the year in which such individual turned age 70 1/2. In the case of a Beneficiary or Alternate Payee, the Required Beginning Date is December 31 of the year in which the Member to whom the benefit relates turns or would have turned age 70 1/2.

          2.   Active Employees

               If a Member has not terminated employment with Sentinel on April 1 of the calendar year following the calendar year in which he attained age 70 1/2, his Minimum Distribution will begin no later than that date in the form of a Lifetime Periodic Payment, Joint Life Periodic Payment, or Variable Periodic Payment calculated on the actuarial life of the Member.

          3.   Retired Members

               If a Retired Member makes an election under Article X.A.3. of the Plan to receive a Periodic Payment Option and the payments begin before his Required Beginning Date, the payments will be adjusted no later than his Required Beginning Date, as necessary, to ensure that the Retired Member receives Minimum Distributions. If the Retired Member has made such an election but the payments do not begin before his Required Beginning Date, Minimum Distributions will begin no later than that date, in the form elected by the Retired Member, adjusted as necessary to ensure that the Retired Member receives Minimum Distributions. If a Retired Member, who has made an election under Article X.A.2. has not withdrawn his entire Employee Account or made an election pursuant to Article X.A.3., Minimum Distributions will begin no later than his Required Beginning Date in the form of a Lifetime Periodic Payment calculated on the actuarial life of the Retired Member, adjusted as necessary to ensure that the Retired Member receives Minimum Distributions.

          4.   Spouse Beneficiaries

               Payments to a spouse beneficiary must be made according to the following rules.

               a. If the Member died before his Required Beginning Date, payments to the spouse beneficiary must begin no later than the Beneficiary's Required Beginning Date and must be over the life expectancy of the spouse beneficiary, or a period certain which is no longer than that life expectancy (or 5 years if that is greater than the life expectancy).

               b. If the Member died on or after his Required Beginning Date, payments to the spouse beneficiary must begin immediately and must be made at least as rapidly as the method in effect at the Member's death.

     F.   Waiver of Notice

          Notwithstanding any other provision of the Plan:

          If a distribution is one to which sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)- 11(c) of the Income Tax regulations is given, provided that:

          (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of a least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

          (2) the Participant, after receiving the notice affirmatively elects a distribution.

          The term "Participant" as used in this Article X. F. shall have the same meaning as used in Revenue Procedure 93-47, as released on November 30, 1993, and not the meaning set forth in Article II. HH.

     G.   Twenty Percent Withholding

          Any distribution made under this Article X. and any "Deemed Withdrawal" under Article XI. that is an Eligible Rollover Distribution within the meaning of Article XXIII. B. 2. a. and which a Member does not elect to have paid directly to an Eligible Retirement Plan specified by the Distributee in the form of a Direct Rollover shall be subject to the 20 percent withholding specified in Code section 3405.

XI.  LOANS
     -----

     A.   Eligibility for a Loan

          1. The Loan Administrator (as provided for in Article XI.K.1. may grant a loan to any Plan Member who at the time of loan closure is eligible to make Basic Deposits pursuant to Article IV., or who would be eligible to make Basic Deposits but for the suspension provisions of Articles IX.B. or X.C. and to any Plan Member with an Employee Account who is a participant of the Thrift Plan for Employees of Conoco, Inc. (the "Investment Plan") entitled to make Basic Deposits under Article IV. of the Investment Plan, or who would be eligible to make Basic Deposits, but for the Suspension provisions of Articles IX.B., X.B. or X.C. of the Investment Plan. The Loan Administrator may also grant a loan to any "party-in-interest" (as defined in 29 U.S.C.
               (S)1002(14)) with an Employee Account or to any person who has a vested Employee Account under the Plan and who is employed by a Corporate Affiliate. A loan may not be granted to those Members eligible to make Basic Deposits pursuant to Article IX.A.3. or who have their Employee Accounts collaterally pledged pursuant to
               Article XVI.B. For the purpose of this Article XI., a person to whom a loan is granted shall be referred to as a "Borrowing Participant." For the purpose of this Article XI., Corporate Affiliate shall mean a corporation that has adopted the Plan or any other profit sharing plan and is a member of the controlled group of corporations (within the meaning of Section 1563(a) of the Internal Revenue Code, determined without regard to Section 1563(a)(4) and Section 1563(3)(3)(C)) of which DuPont is parent, and any corporation which is not a member of said controlled group of corporations but has adopted any profit sharing plan administered by a plan administrator appointed by any member of said controlled group.

          2. The Loan Administrator may grant up to five loans, but never more than one loan on any day, from such Borrowing Participant's vested Employee Account, provided, however, that no loans may be granted on the basis of a Borrowing Participant's Employee Account to which he has not contributed Basic Deposits, and may direct the Trustee to disburse trust funds to such Borrowing Participant, provided that such loans are available to all persons described in Article XI.A.1. on a reasonably equivalent basis and the terms and conditions of such loans comply with this
               Article XI. and such other terms and conditions as the Benefit Board may from time to time prescribe.

          3. Application for a loan shall be in the manner prescribed by the Benefit Board. Each loan shall be evidenced by a promissory note which shall set forth the principal amount of the loan, the rate of interest, the repayment schedule, identification of any security interest or collateral, and such other items as may be determined by the Benefit Board.

          4. Notwithstanding anything to the contrary, a loan shall not be granted if it would adversely affect either the status of the Plan as one which qualifies as a profit sharing plan pursuant to
               Section 401 of the Internal Revenue Code of 1986, as amended, or which would adversely affect the trust maintained pursuant to
               Article XIV.A. as a trust which is exempt from

               Federal Income Tax pursuant to Section 501 of the Internal Revenue Code of 1986, as amended.

     B.   Obtaining Funds For a Loan

          Upon approval of the Loan Administrator of the loan application, such Borrowing Participant shall direct the Trustee to sell, turn in for redemption, or liquidate, as may be appropriate, any investments in his Employee Account under any one or more of Options A., B., C., or
          D. as is necessary to make funds available for the loan granted to such Borrowing Participant and direct the Trustee to disburse such funds to the Borrowing Participant, provided such loan shall not be prohibited by any law including, but not limited to, Section 4975 of the Code of 1986, as amended, or Section 406 of the Employee Retirement Income Security Act, as amended.

          1. Such sale, redemption, or liquidation shall be by Fund Transfer Order or such other direction or form as prescribed by the Benefit Board, however, to the extent the funds are available for the loan amount in a Borrowing Participant's Regular Account, such sale will be made from any one or more of Options A., B., C., or D. of said Regular Account.

          2. Any funds disbursed as a loan to a Borrowing Participant shall be deemed invested in Option E. (Loan Account).

     C.   Maximum Amount of Loan

          The amount of any loan from the Plan, determined by aggregating the outstanding balances of loans from the Plan and loans from profit sharing plans adopted by any Corporate Affiliate, shall not be less than $1,000.00 nor greater than the lesser of (i) $50,000.00 reduced by the excess, if any, of (1) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made over (2) the outstanding balance of loans from the Plan on the date on which such loan was made; or (ii) 50 percent of the vested portion of the Borrowing Participant's Employee Account. The value of the Borrowing Participant's Employee Account for the purpose of this Article XI.C. shall be determined by the Loan Administrator from the most recent valuation information that is available at the time of receipt of the loan application, as adjusted by any contributions or withdrawals made after receipt of the loan application and prior to loan closure, subject to the following additional provisions:

          1. Solely for the purpose of determining whether the amount of any loan made under the Plan as adopted by any corporation which is a member of the controlled group of corporations (within the meaning of Section 1563(a) of the Internal Revenue Code, determined without regard to Section 1563(a)(4) and Section 1563(e)(3)(C)) of which DuPont is parent, exceeds 50 percent of the value of the vested portion of the Borrowing Participant's Employee Account, the Loan Administrator shall include the vested portion of the Borrowing Participant's Employee Account in the Plan, and the DuPont Savings and Investment Plan, exclusive of the Borrowing Participant's Employee Account in the Plan, the Investment Plan for Salaried Employees of CONSOL Inc. and the DuPont Savings and Investment Plan as such plans have been adopted by corporations which are not members of said controlled group of corporations.

          2. The maximum amount of any loan shall in no event exceed 50 percent of the vested portion of the Borrowing Participant's Employee Account, exclusive of any Employee Account established pursuant to a QDRO or to which the Borrowing Participant is entitled as a beneficiary under Article XII., as determined from the most recent valuation information that is available at the time of loan closure. For purposes of the preceding sentence, when loans are made simultaneously to a Borrowing Participant under the Plan, as adopted by Corporate Affiliates which are members of the control group and as adopted by members which are not members of the controlled group (within the meaning of Section 1563(a) of the Internal Revenue Code, determined without regard to Section 1563(a)(4) and Section 1563(e)(3)(C)), no such loan shall be considered to exceed 50 percent of value of the vested portion of the Borrowing Participant's Employee Account if the aggregate amount of said loans does not exceed 50 percent of the sum of the Borrowing Participant's Employee Accounts under the Plan, as adopted by said corporations.

     D.   Loan Payment Period

          The period of any loan shall be as requested by the Borrowing Participant and as agreed to by the Loan Administrator, provided that the minimum period of any loan shall be 12 months, with additional monthly increments, through a maximum loan period of 60 months, provided, however, that such maximum loan period may be greater than 60 months and not more than 120 months for a loan granted to a Borrowing Participant who has furnished evidence satisfactory to the Benefit Board that the loan will be used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as the principal residence of the Participant.

     E.   Rate of Interest

          1. The rate of interest that shall be charged for a loan granted pursuant to Article XI. shall be determined on the last work day of the calendar month preceding the receipt of the loan application, or any other date as designated from time to time by the Benefit Board, and shall be the average rate for secured personal loans (rounded to the next lower one-quarter percent) than in effect at a group of financial institutions, as designated from time to time by the Benefit Board, provided, however, that the interest rate shall not exceed the maximum amount allowed by law.

          2. The rate of interest, with respect to any loan, shall be constant throughout the term of the loan and shall not exceed the rate of interest permitted under applicable law. Each Borrowing Participant shall receive from the Loan Administrator, at the time of loan closure, a statement regarding the amount of the loan, the annual percentage rate, the amount of interest, and total repayment schedule of the loan, and any additional information required by applicable law.

     F.   Frequency of Loans

          A loan shall not be granted more frequently than once during any 24-consecutive-hour period.

     G.   Method of Loan Repayment

          Unless otherwise provided in this Article XI., repayment of the outstanding principal and accrued interest on any loan shall be accomplished through the deduction of equal amounts (or nearly equal amounts) from the monthly Compensation of the Borrowing Participant during the term of the loan. The repayment amount representing principal shall be credited first to a Borrowing Participant's Before Tax Account until or unless the loan account balance of such Before Tax Account is equal to zero. The repayment amount representing interest shall be credited to earnings in the Borrowing Participant's Regular or Before Tax Account as applicable. The loan repayment amounts shall be invested pursuant to the Borrowing Participant's current Investment Direction as provided for in Article VII. If the monthly Compensation of a Borrowing Participant is not sufficient to obtain or the Borrowing Participant does not authorize the scheduled principal and interest payment which becomes due and payable ("Loan Payment"), unless the Loan Payment or interest payment is being made by direct remittance as provided for in Article XI.H., a default will be declared pursuant to Article XI.J.1.

     H.   Exceptions to Normal Method of Repayment

          1. A Borrowing Participant who is on an authorized leave of absence or an absence due to layoff or strike and is not paid his Compensation nor entitled to such Compensation because of such absence shall be permitted for a period not to exceed 12 consecutive months, to remit directly to the Loan Administrator the amount of any scheduled Loan Payment. The payment of less than the scheduled Loan Payment will be declared a default pursuant to Article XI.J.1. If, at the conclusion of a 12-consecutive-month period of absence, the Borrowing Participant has not returned, the amount of the Loan Account shall be canceled pursuant to Article XI.J.3.

          2. If it is determined by the Loan Administrator that the procedure of payroll deduction as a method of Loan Payment is not feasible with respect to a Borrowing Participant, such Borrowing Participant shall remit directly to the Loan Administrator the amount of any scheduled Loan Payment. The payment of less than the scheduled Loan Payment will be declared a default pursuant to
               Article XI.J.1.

          3. Notwithstanding a declaration of a default pursuant to Article XI.J.1., due to a Borrowing Participant's termination of employment, a Borrowing Participant who has elected early, normal, or incapacity retirement and has elected to defer withdrawal of his Employee Account pursuant to Article X.A.2. may, for such period of deferral, remit directly to the Loan Administrator the amount of any scheduled Loan Payment. The payment of less than the scheduled Loan Payment will be declared a default pursuant to Article XI.J.1.

          4. In the event that any Borrowing Participant fails to make direct remittance as provided under this Article XI.H. of any scheduled principal and interest payment under Article XI.H.1., 2, and 3 by the 45th day after such payment is due, a default will be declared pursuant to Article XI.J.1.

          5.   Notwithstanding anything to the contrary, no provision of this
               Article XI.H. shall extend the approved term of the loan.

     I.   Prepayment of Loan Balance

          Notwithstanding any other provisions of this Article XI., a Borrowing Participant shall retain the right to repay, at any time prior to the end of the loan period, without penalty, the full amount of any loan granted pursuant to this Article XI. Such payment shall be made in cash, a certified or cashier's check, or such other form of guaranteed payment as permitted by the Loan Administrator, or by an election on the part of the Borrowing Participant to incur a Deemed Withdrawal from such Borrowing Participant's Employee Account pursuant to the terms of Article XI.J.4.

     J.   Loan Defaults

          1. While any portion of a loan in a Member's Employee Account is outstanding, a default will be declared as described in Article XI.G., XI.H.1, 2, 3, or 4, or upon the termination of employment of any Borrowing Participant, who is not eligible for Early or Normal retirement under the Retirement Plan and has elected to defer distribution of his Employee Account, such termination including, but not limited to, retirement, death, disability, or resignation but excluding any transfer of employment to any Corporate Affiliate and any transfer of employment as stated in
               Article X.B.4. (Declaration of Default).  Except as provided in
               Article XI.J.3., a notice (Notice of Default) will be issued upon a Declaration of Default.

          2. In the event of the termination of employment of a Borrowing Participant, who is not eligible for Early or Normal retirement under the Retirement Plan or who is eligible, but has not elected to defer distribution of his Employee Account, a Declaration of Default shall occur upon the later of the effective date of such Borrowing Participant's termination of employment or the first day immediately following the month in which the last Loan Payment was received from such Borrowing Participant.

          3. A Deemed Withdrawal pursuant to Article XI.J.4. will be made from the Borrowing Participant's Employee Account without the issuance of a Notice of Default at the end of any direct remittance period provided in Article XI.H.1 or 3. A Deemed Withdrawal will be made for loans granted prior to January 1, 1993, upon the third occurrence of a Declaration of Default with respect to the loan for which the Declaration of Default was issued, and for loans granted after December 31, 1992, upon the occurrence of a Declaration of Default with respect to the loan for which the Declaration of Default was issued, for the Loan Balance of a loan granted pursuant to this Article XI. if all Loan Payments are not made prior to 45 days after the first Loan Payment was not made by the Borrowing Participant.

          4. If the Loan Administrator does not receive payment of any unpaid scheduled Loan Payment or payments due pursuant to Article XI.H.4. within 30 days of the issuance of a Notice of Default, the Loan Account and accrued interest (Loan Balance) shall be deemed withdrawn (Deemed Withdrawal) as follows:

               a. If the Loan Account is in a Member's Regular Account only, a Deemed Withdrawal shall be made from the

                    Borrowing Participant's Regular Account for the amount of the Loan Balance.

               b. If the Loan Account is in a Member's Before Tax Account and the Borrowing Participant is not age 59 1/2 or over, a Deemed Withdrawal shall be made consistent with the provisions of Article XI.J.4.d.

               c. If the Loan Account is in a Member's Before Tax Account and the Borrowing Participant is eligible to make a withdrawal from such account, then a Deemed Withdrawal shall be made from the Borrowing Participant's Before Tax Account unless the Member elects otherwise.

               d. Notwithstanding the preceding, no Deemed Withdrawal shall occur if such withdrawal would adversely affect the status of the Plan under Section 401(a) or 401(k) of the Code of 1954, as amended. In that event, the Plan Administrator may take such other action as it deems necessary to ensure repayment of loans made under this Article and in compliance with applicable law. If a Deemed Withdrawal under Article XI.J.4. would adversely affect the status of the Plan under
                    Section 401(a) or 401(k) of the Code:

                    1. The Member's entire Regular Account shall be distributed to the Member, subject to Article X.B.2.a. and b. in accordance with the previously given consent of the Member.

                    2. If the Member is a Participant in the Plan, he shall be suspended from making Supplemental Deposits during the period beginning 45 days from the date the first payment is missed and ending with the last day of the month in which all Past Due Loan Payments are made; and

                    3. If the Member is a Participant in the Plan, he shall be suspended from making Basic Deposits and from receiving Company Contributions during the period beginning 45 days from the date the first payment is missed and ending with the last day of the month in which all the Past Due Loan Payments are made or the expiration of six months whichever is later.

                    4. The amount of any Deemed Withdrawal shall be considered to have been distributed from the Borrowing Participant's Employee Account pursuant to the sequence of withdrawals specified in Article X.C. and shall be subject to the suspensions thereof, but such Deemed Withdrawal will not be considered as one of the three partial withdrawals allowable in a calendar year.

                    5.   A Deemed Withdrawal may be initiated by the:

                         a. Borrowing Participant upon a voluntary election to cancel the Loan Account, or

                         b. Loan Administrator pursuant to conditions described in this Article XI.J.

     K.   Loan Administrator's Authority/Responsibility

          1. Subject to the direction of the Board, the Benefit Board shall have overall responsibility for the administration and operation of the loan procedure under this Article XI., which responsibility it shall in part discharge by the appointment of a Loan Administrator.

          2. The Loan Administrator shall be one or more persons appointed by the Benefit Board. In the absence of such appointment, the Benefit Board shall be the Loan Administrator.

               Each person serving as the Loan Administrator shall remain in office at the will of the Benefit Board, and the Benefit Board may from time to time remove any person serving as the Loan Administrator with or without cause and shall appoint his successor. The Loan Administrator shall have the general responsibility for the administration of loans to Borrowing Participants under the Plan.

          3. Each person, upon being appointed Loan Administrator, shall file an acceptance thereof in writing with the Benefit Board. Any person serving as Loan Administrator may resign by delivering his written resignation to the Benefit Board, and such resignation shall become effective upon the date specified therein. In the event more than one person is serving as Loan Administrator, the remaining persons serving as Loan Administrator shall constitute the Loan Administrator with full power to act until said vacancy is filled.

          4. The Loan Administrator shall administer loans to Borrowing Participants in accordance with the terms of the Plan and shall have all powers necessary to accomplish that purpose, including, but not limited to, the following:

               a. To process, approve, or disapprove applications for loans to Borrowing Participants, based upon objective criteria applied consistently;

               b. To decide all questions arising in the administration of loans, including those relating to eligibility for a loan, the terms and conditions for such loan, and the repayment of such loan;

               c. The authorize the Trustee to make payment of funds to the Borrowing Participant. Further, to submit to the Trustee amounts received in repayment of principal and interest and advise the Trustee of the Plan options such funds are to be invested in;

               d. To execute on behalf of the Benefit Board, as creditor, any note, security agreement, or other evidence of credit or security arrangement created pursuant to the provisions of this Article;

               e. To communicate to Participants any changes regarding the terms and conditions upon which a loan shall be granted, including the applicable rate of interest charged with respect to a loan, and the effective date with respect to any such changes.

          5. The Loan Administrator shall have authority to delegate, from time to time, all or any part of its responsibilities under the Plan to such person or persons as it may deem advisable and in the same manner revoke any such delegation of responsibility.
               Any action of the delegate shall have the same force and effect for all persons hereunder as if such action had been taken by the Loan Administrator.

     L.   Suspension of Loans

          The Benefit Board may from time to time suspend the granting of loans under the Plan for such purposes as the Benefit Board may determine, including, but not limited to, the proper discharge of its fiduciary duties under law.

XII.  BENEFICIARIES, TERMINATED EMPLOYEES, AND ALTERNATE PAYEES
      ---------------------------------------------------------

      A.  Beneficiary Designation

          Any Member, except an Alternate Payee or a Non-spouse Beneficiary, may file with the Trustee a written designation, in the form prescribed by the Benefit Board, of the beneficiary or beneficiaries to receive all or part of his Employee Account upon his death. If however, a Member is married, such Member may not designate anyone other than his spouse as beneficiary under the Plan, unless the Member's spouse consents in writing (such consent being duly notarized) to the designation of any other beneficiary. A Member who is single, or a married Member with spousal consent may from time to time change or cancel the existing beneficiary designation. The last such designation received by the Trustee shall be controlling over any testamentary or other disposition; provided, however, that no designation, or change or cancellation thereof, under this Plan shall be effective unless received by the Trustee prior to the Member's death, and in no event shall it be effective as of a date prior to such receipt.

          Notwithstanding the preceding sentence, if a beneficiary or beneficiaries disclaims Plan assets to which he is entitled as a properly designated beneficiary under this Article XII.A., the benefits will be paid to the contingent beneficiary or beneficiaries designated by the deceased Member. If there is no properly designated contingent beneficiary or the contingent beneficiary disclaims the Plan assets to which he is entitled as a properly designated beneficiary under this Article XII.A., then the deceased Member's Employee Account shall be paid as set forth in Article XII.B., below. Any such disclaimer shall be:

          1.   a qualified disclaimer, as defined in the Internal Revenue Code
               Section 2518, and

          2. received by the Plan no later than 9 months after the death of the Employee.

     B.   Payment to Beneficiary(s)

          1. Upon the death of a Member, his entire Employee Account shall be paid or distributed in lump sum to his spouse, if any, unless his spouse has consented to the designation of a beneficiary or beneficiaries, as set forth in Article XII.A above, then to the beneficiary or beneficiaries designated by him as provided in
               Article XII.A. or, in the absence of such designation to the beneficiary or beneficiaries entitled thereto under his last will and testament; or, in the absence of such will and testament, to the beneficiary or beneficiaries entitled thereto under the intestacy laws governing the disposition of his estate. If the Trustee shall be in doubt as to the right of any beneficiary, the Trustee may pay the amount in question to the estate of the deceased Member, in which event the Trustee, Sentinel, and the Benefit Board shall not be under any further liability to anyone.

          2. Payment to beneficiaries shall be in accordance with the following rules:

               a. If the beneficiary is the surviving spouse of a person who died while employed by the Company or by an Affiliated Company or the surviving spouse of a person

                                    XII-1
                    who retired under the Early, Normal, or Incapacity retirement provisions of the Retirement Plan, at a time when he was employed by the Company or by an Affiliated Company, said beneficiary:

                    (1) shall have the rights set out in Article X.A of the Plan (deferral, Periodic Payment Options and withdrawals), to the extent such rights are consistent with Section 401(a)(9) of the Code, as if he were a Member eligible for early, normal, or incapacity retirement;

                    (2) shall have the rights set out in Articles VII. (Investments) and VIII. (Charges and Credits) of the Plan as if he were a Participant in the Plan, and

                    (3) must, if the beneficiary defers distribution, either elect to begin receiving a Periodic Payment Option or withdraw the entire Employee Account to which he is entitled by the end of the year during which the deceased Member from whom the Spouse Beneficiary Member received his Employee Account, would have reached age 70 1/2.

               b. If the beneficiary is a person not described in Article XII.B.2.a. above or is a trust or other entity, a lump sum payment of the account to which the beneficiary is entitled shall be made upon the election of the beneficiary but no later than 12 months following the death which caused the designated beneficiary to be entitled to the Employee Account.

     C.   Payment to Terminated Employees (Terminated Members)

          Payment to former Employees who terminated employment with Sentinel other than by Normal, Early or Incapacity Retirement under the Retirement Plan shall be according to the provisions of Articles

     D.   Qualified Domestic Relations Order

          The Plan will make payment from a Member's, Terminated Member's or Retired Member's Regular and/or Before-Tax Account as required by a qualified domestic relations order, as defined under section 414(p) of the Code. Any amounts awarded to an Alternate Payee, prior to the death of the Member, Terminated Member or Retired Member pursuant to a domestic relations order determined by the Plan Administrator to be qualified shall be distributed within 90 days of such determination, unless the qualified domestic relations order specifies that the Alternate Payee shall have an account in the Plan. No Loan, Withdrawal, or other action otherwise permissible pursuant to any provision of the Plan shall be taken which, in the opinion of the Plan Administrator, may be inconsistent with the provisions of a qualified domestic relations order.

     E.   Sale of Business or Facility

          1. An Employee or former Employee who has an Employee Account and whose employment with Sentinel or an Affiliated Company is to be terminated in connection with the sale by Sentinel

                                     XII-2
               or an Affiliated Company of any business or facility (such Employee or former Employee is hereinafter referred to as "Sale-Terminee") may, at any time prior to termination of employment, make an irrevocable election to have the balance of his Employee Account paid directly to the trustee of a qualified defined contribution plan maintained by the purchaser of the business or facility, if such plan will accept the transfer of assets. If he so elects, the following provisions will apply, notwithstanding anything else to the contrary in the Plan.

               a. On or after the valuation date occurring as soon as is practicable pursuant to procedures established by the Benefit Board, after termination of the Sale-Terminee's employment with Sentinel or an Affiliated Company, the balance of his Employee Account shall, upon approval by the Benefit Board, be allocated to the Fixed Income Account.

               b. If the receiving plan will permit transfer of loans and the purchaser of the business or facility agrees to make deductions from monthly compensation of the Sale-Terminee for loan payments, the Sale-Terminee's termination of employment with Sentinel or an Affiliated Company shall not cause a Declaration of Default to occur. Except as provided in this paragraph b., the provisions of Section XI.J., "Loan Default", will apply to such loan prior to its transfer to the receiving plan and for the purpose of applying Section XI.J., termination of employment or retirement from the purchaser of the business or facility shall be considered a termination of employment or retirement from Sentinel.

               c. Payment to the trustee of the receiving plan will be made after Sentinel receives satisfactory proof that the requirements of Section 414(l) of the Code will be satisfied in the transfer of assets. Payment will be based on the value of the Employee Account as of the valuation date occurring after Sentinel receives such proof, pursuant to procedures established by the Benefit Board, and will be made in cash and/or promissory notes.

               d. When the Sale-Terminee's Employee Account is transferred to the trustee of the receiving plan, the entire Employee Account shall be transferred whether or not the Sale-Terminee was entitled to withdraw his entire Employee Account at the time of termination of employment with Sentinel or an Affiliated Company.

               e. After the Sale-Terminee has elected to transfer his Employee Account and has terminated employment with Sentinel or an Affiliated Company and prior to the transfer of his Employee Account to the receiving plan the following rules shall apply:

                    (1) The Sale-Terminee may not make partial withdrawals or loans or sell or purchase assets but may make a full withdrawal. Payment of a full withdrawal shall be made in cash as of the valuation date applicable to withdrawal requests. If a Sale-Terminee makes such a full

                                     XII-3
                         withdrawal, paragraph d. of this Section XII.E. shall not apply and he may withdraw his entire Employee Account.

                    (2) If the Sale-Terminee terminates employment with the purchaser of the business or facility, he or his beneficiary will be entitled to his entire Employee Account.

          2. If the Sale-Terminee does not make the election described above in Article XII.E.1., he or his beneficiary will be entitled to his entire Employee Account following his termination with Sentinel or an Affiliated Company solely for the reason of a sale of any business or facility.

          3. If prior to his scheduled termination of employment with Sentinel or an Affiliated Company in connection with the sale of a business or facility the Sale-Terminee terminates employment for any reason other than death or disability, Article XII.E.1. and
               2. shall not apply and the Sale-Terminee election to transfer assets shall be void.

                                     XII-4

XIII.  AFFILIATED COMPANIES
       --------------------

     A.   Affiliated Company Participation

          Any corporation which is an Affiliated Company of Sentinel and the employees of which are admitted to membership in the Retirement Plan and have satisfied the eligibility requirements of Article III. may participate in this Plan upon the following conditions:

          1. Such Affiliated Company shall make, execute, and deliver such instruments as Sentinel and the Trustee shall deem necessary or desirable.

          2. Such Affiliated Company shall appoint Sentinel as its agent to act for it in all transactions in which Sentinel believes such agency will facilitate administration of the Plan; and the Benefit Board shall act with respect to such Affiliated Company and its employees as well as with respect to Sentinel and its employees.

          3. Any Affiliated Company may, by action of its board of directors, withdraw from participation upon notice to Sentinel and the Trustee, and such withdrawal shall automatically effect the termination and liquidation of the Plan insofar as it relates to such withdrawing Affiliated Company and its employees.

          4. No modification of the Plan shall be effective in respect of any Affiliated Company and its employees unless agreed to in writing by such Affiliated Company in a form satisfactory to Sentinel. If any such modification shall not be so agreed by such Affiliated Company within 90 days, it shall be deemed to have elected to withdraw from participation in the Plan with the effect provided in Article XIII.A.3.

     B.   Affiliated Company Authority

          It is the intent of this Article XIII. that the authority of each Affiliated Company to act independently and in accordance with its own best judgment shall not be prejudiced or diminished and at the same time that the several Affiliated Companies may act collectively in respect to the Trustee, the Benefit Board, and general administration in order to secure administrative economics and maximum uniformity.

                                    XIII-1

XIV. ADMINISTRATION
     --------------

     A.   Trustee

          Sentinel and Merrill Lynch Trust Company of America, a New Jersey Corporation, have entered into a Trust Agreement pursuant to which said trust company is to act as Trustee under the Plan. Sentinel may, without further reference to or action by a Member, an Employee or any affiliate of Sentinel participating in the Plan:

          1. from time to time enter into such further agreements with the Trustee or other parties and make such amendments to said Trust Agreement or such further agreements, as Sentinel Sentinel may deem necessary or desirable to carry out the Plan;

          2. from time to time designate successor Trustees which in each case shall be a bank or trust company having capital and surplus of not less than $10,000,000;

          3. from time to time take such other steps and execute such other instruments as Sentinel may deem necessary or desirable to put the Plan into effect or to carry it out. The Board shall determine the manner in which Sentinel shall take any such action; and

          4. from time to time by action of its Board of Directors designate or appoint such Investment Managers as the Board deems necessary to manage and invest any portion or all of the Plan assets and by action of an officer of the Company who is a member of the Benefit Board remove such Investment Managers.

     B.   Employee Benefit Plans Board

          The Board shall create a committee of at least three members, which shall be known as the Employee Benefit Plans Board (Plan Administrator). The Board shall from time to time designate the members of the Benefit Board, and for each of such members, an alternate, who shall have the full power to act due to the absence or inability to act of such member. The Benefit Board shall act by a majority of its members, and the action of a majority of the Benefit Board, with or without a meeting, shall be the action of the Benefit Board. No bond or other security shall be required of any member of the Benefit Board, or alternate, as such other than as may be required by law. The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be placed in the Benefit Board. The Benefit Board is authorized to allocate such of its fiduciary responsibilities and to designate persons or groups of persons, whether employed by the Company or otherwise, to carry out fiduciary responsibilities under the Plan. The Trustee shall be subject to the directions of the Benefit Board, and shall comply with such directions, except with regard to the custody of the assets, the voting with respect to shares held by the Trustee, and the purchase and sale or redemption of securities which shall be Trustee responsibilities.

     C.   Thrift Plan Regulations

          The Benefit Board may from time to time prescribe regulations for the administration of the Plan, provided that such regulations are consistent with the provisions hereof. Without limiting the generality of the foregoing, the Benefit Board may adopt such

                                     XIV-1
          regulations with respect to the signature by a Member and/or the spouse of a Member to any directions or other papers to be signed by Employees and similar matters as the Benefit Board shall determine to be necessary or advisable in view of the laws of any state or states.

     D.   Recognition of Agency for A Member

          The Trustee need not recognize the agency of any party for a Member unless it shall receive documentary evidence thereof satisfactory to it and thereafter from time to time, as the Trustee may determine, additional documentary evidence showing the continuance of such agency. Until such time as the Trustee shall receive documentary evidence satisfactory to it of the cessation or modification of any agency, the Trustee shall be entitled to rely upon the continuance of such agency and to deal with the agent as if such agent were the Member.

     E.   Thrift Plan Audit

          The independent accountants who audit the books and accounts of Sentinel shall annually examine the records of Sentinel and the Benefit Board in respect of the Plan and, on the basis of such examination, make such report to the Trustee as it may request, with copies of the report to the Board and the Benefit Board. The records of the Trustee and (subject to such report by said independent accountant) the records of Sentinel and the Benefit Board shall be conclusive in respect of all matters involved in the administration of the Plan.

     F.   Reporting to Plan Members

          The Trustee shall, annually in or prior to the month of July of each calendar year, mail to each Plan Member a statement as of the end of the previous year, in such form as the Trustee shall determine, setting forth the Employee Account of such Member based on the fair market value of his Employee Account as of that date. Such statement shall be deemed to have been accepted as correct unless written notice to the contrary is received by the Trustee within 30 days after the mailing of such statement to the Member.

     G.   Administrative Liability

          No member of the Benefit Board or alternate and no director, officer, or Employee of Sentinel shall be personally liable for any act or omission to act in connection with the operation or administration of the Plan, except for his own willful misconduct or gross negligence or as may otherwise be provided in Section 410 of the Employee Retirement Income Security Act of 1974 (ERISA).

     H.   Administrative Expense

          Except as otherwise provided in Articles VI.A.2., VIII.A.2., 3., 4. and 5., X.B.2.f., X.B.5. and X.C.1.a.(1) hereof, all costs and expenses incurred in administering the Plan, including the expenses of the Benefit Board, the fees and expenses of the Trustee, the fees of its counsel, and other administrative expenses, shall be ratably shared by Sentinel. and its affiliated companies participating in the Plan on such basis as shall be mutually agreed upon or, failing such agreement, as shall be determined by the Trustee.

     I.   Claims by Members

                                     XIV-2

          The Benefit Board or its delegee shall review all claims for benefits under the Plan which are submitted by a Member in the manner prescribed by the Benefit Board, and shall advise such Member in writing of any denial or partial denial of benefits based on such claims and shall set forth the following:

          1.   Specific reasons for such denial or partial denial;

          2. Reference to pertinent Plan provisions on which the denial or partial denial is based; and

          3. Describe any additional material or information required for claimant to perfect his claim.

          In the event of a denial or partial denial of such claim, the Member may request the Benefit Board to review such denial or partial denial, provided such review request is submitted to the Benefit Board within 60 calendar days after notice of the denial or partial denial is received by the member. The Benefit Board will render a written decision of such review to the Member within 60 calendar days following receipt of such review request.

          In carrying out their responsibilities under the Plan, the Board shall have full and exclusive discretionary authority to interpret the terms of the Plan and to determine all issues concerning eligibility for and entitlement to Plan benefits in accordance with the terms of the Plan.

                                     XIV-3

XV.  NOTICES AND OTHER COMMUNICATIONS
     --------------------------------

     A.   Plan Communication to Members

          All notices, reports, and statements given, made, delivered, or transmitted to a Plan Member shall be deemed duly given, made, delivered, or transmitted when mailed, by such class of mail as the Trustee or the Benefit Board may deem appropriate, with postage prepaid and addressed to the Member at the address last appearing on the books of the Trustee. A Member may change his address from time to time by written notice in the form prescribed by the Benefit Board.

     B.   Member Communications to the Plan

          Written directions, notices, and other communications, from Plan Members, to Sentinel, the Trustee, or the Benefit Board shall be mailed by first-class mail or delivered to such location as shall be specified in regulations or upon the forms or in the manner prescribed by the Benefit Board and shall be deemed to have been given when received at such location.

     C.   Third Party Communication to the Plan

          Any notice or communication, other than from a Member, intended for Sentinel, one of its affiliates participating in the Plan, the Trustee, or the Benefit Board, may be delivered to an officer of the corporation for whom such notice or communication is intended or to a member of the Benefit Board, as the case may be, at the address hereinafter specified of the party intended, or may be mailed by first-class registered mail, with postage prepaid and addressed to such party at such address. Any such notice so mailed will be deemed to have been given on the day when received. All such notices and communications shall be addressed,

          1.   if intended for Sentinel or the Benefit Board, to:

               Employee Benefit Plans Board
               Sentinel Transportation Company
               Read Building -- Suite 101
               3526 Silverside Lane
               Wilmington, DE 19890

          2. if intended for an affiliate of Sentinel participating in the Plan, to the principal place of business of such affiliate, or;

          3.   if intended for the Trustee, to:

               Merrill Lynch Trust Company of America
               33 West Monroe Street
               Suite 2550
               Chicago, Illinois 60603

               Sentinel, its affiliates participating in the Plan, the Trustee, or the Benefit Board may change the address to which notices and other communications intended for it shall be addressed by written notice of such change to the Trustee, in which event the Trustee shall advise all parties concerned of the change in such manner as the Trustee may deem appropriate.

XVI. NONASSIGNABILITY
     ----------------

     A.   Assignments

          No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, of charge the same shall be void, nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such benefit.

                                     XVI-1

XVII.     TERMS OF EMPLOYMENT UNAFFECTED
          ------------------------------

          Participation in the Plan by an Employee shall in no way affect any of Sentinel's rights to assign such Employee to a different job or position; to change his title, authority, duties, or rate of compensation; or to terminate his employment.

                                    XVII-1

XVIII.    CONSTRUCTION
          ------------

          The Plan shall be governed by and construed in accordance with the laws of the State of Delaware. Any interpretation of the Plan by the Benefit Board shall be conclusive and may be relied upon by the Trustee and all parties in interest.

                                    XVIII-1

XIX.  MODIFICATION AND TERMINATION
      ----------------------------

      A.  Method of Modification

          Sentinel, by action of its Board, or by action of the Employee Benefit Plans Board as directed by the Board, may modify Chapter 1 of the Plan at any time and from time to time or may at any time terminate such Chapter. Any such modification or termination shall be effective at such date as the Board may determine but not earlier than the date on which Sentinel shall have given notice of such modification or termination to the Trustee and may be effective as to all affiliates of Sentinel, or as to one or more of them, and their respective employees. The Trustee shall promptly give notice of any such modification or termination to all affiliates of Sentinel affected thereby and their respective employees. A modification which affects the rights or duties of the Trustee may be made only with the consent of the Trustee. A modification may affect Employees participating in the Plan at the time thereof as well as future participants but may not diminish the account of any Employee as of the effective date of such modification.

          No amendment to the Plan shall be effective to the extent it has the effect of decreasing a Participant's accrued benefit. For purposes of this paragraph, a Plan amendment which has the effect of decreasing the Participant's account balance or eliminating an optional form of benefit, with respect to the benefits attributable to service before the amendment shall be treated as reducing an accrued benefit.

          The procedure for amending this Plan shall be by written action adopting the new or amended Plan language, indicating the effective date of the change, and signed by the members of the Board of Directors or its delegee. The procedure for delegation of the authority to amend the Plan shall be by written delegation naming the title(s) of the delegee(s), giving the effective date of the delegation, and signed by the Board of Directors or its delegee(s).

      B.  Rights of Members As A Result of Modification

          In the event that any modification of Chapter 1 of the Plan shall adversely affect the rights of any Employee participating therein as to the use of or withdrawal from his account, such Employee, for a period of 90 days after the effective date of such modification, shall have the option, to be exercised by written notice to the Trustee in form prescribed by the Benefit Board (a copy of which form of notice shall accompany the notice of modification), to withdraw his entire vested Employee Account as of the effective date of such modification, in which event, he shall be ineligible for participation in the Plan, as so modified, for a period of 6 full months from such effective date.

                                     XIX-1

      C.  Merger, Transfer or Consolidation of Plan

          Sentinel, by action of its Board, may at any time, and for any reason, merge, consolidate, or transfer assets and liabilities to another plan, provided that if such merger, consolidation or transfer, or assets and liabilities, occurs after September 2, 1974, each Participant in the Plan would (if the Plan then terminated) receive a benefit immediately after such merger, consolidation, or transfer of assets and liabilities, which is equal to or greater than the benefit to which he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

                                     XIX-2

XX.  EFFECTIVE DATE
     --------------

     A.   Board of Directors' Approval

          Chapter 1 of the Plan shall not go into effect unless the Board shall duly vote to do so. The Board shall require that before Chapter 1 of the Plan goes into effect,

          1. rulings with respect to Chapter 1 of the Plan, which are satisfactory to the Chairman of the Board of Sentinel or to any other officer thereof designated by the Chairman or by the Board, shall be obtained under the Internal Revenue Code, Securities Act of 1933, Exchange Act of 1934, and any other applicable legislation;

          2. all other legal requirements pertaining to Chapter 1 of the Plan shall be complied with; and

          3. all other steps necessary for the operation of Chapter 1 of the Plan shall be taken.

     B.   Trustee Certification

          Chapter 1 of the Plan shall go into effect on or after such date as may be fixed by the Board upon certification to the Trustee as follows:

          Certification by the Secretary or an Assistant Secretary of Sentinel of duly adopted resolutions of the Board directing that such Chapter of the Plan go into effect and fixing the date on or after which such Chapter of the Plan may become effective;

          Such certifications may be given, and Chapter 1 of the Plan may go into effect as aforesaid from time to time with respect to one or more of Sentinel's affiliates and/or with respect to employees located in one or more particular states. Such certifications may be withheld with respect to employees located in any state or states if, in the judgment of the Benefit Board, compliance with the laws of such state or states would involve disproportionate inconvenience and expense to Sentinel.

     C. Any Employee who is now or may hereafter become a member of the Plan who is or becomes subject to Chapter 2 thereof may become a member subject to the provisions of Chapter 1, provided that the union by whom he is represented shall have, by proper and legal negotiation with such Employee's employer, adopted the provisions of Chapter 1 by contract with such employer. All Employees subject to Chapter 2 hereof shall be given the opportunity to become members subject to Chapter 1, provided, however, that no such Employee, nor the Union by whom he is represented, shall be given the opportunity to adopt the provisions of Chapter 1 of the Plan prior to the effective date of Chapter 1 of the Plan nor prior to the termination date of the Union negotiated contract to which such Employee is subject as of the effective date of Chapter 1 of the Plan (or as otherwise provided in such contract).

XXI. OPERATION OF THE PLAN AS A TOP-HEAVY PLAN
     -----------------------------------------

     If it is determined that the Plan is a top-heavy plan, within the meaning of Section 416(g) of the Code, for any Plan Year, this Article will apply for such Plan Year, any provisions to the contrary notwithstanding.

     A.   Minimum Vesting

          Each Participant shall have a nonforfeitable right to a percentage of his accrued benefit derived from Company Contributions, as determined in accordance with the following table:

                   Years of             Nonforfeitable
                   Service              0 Percentage

               2 but less than 3             20%
               3 but less than 4             40%
               4 but less than 5             60%
               5 but less than 6             80%
               6 or more                    100%

          Periods of service disregarded under Article II.VV.2.b shall be disregarded for purposes of the preceding sentence. This Article XXI.A shall not apply if the Participant's nonforfeitable percentage of accrued benefit derived from Company Contributions would be greater if determined under Article II.VV. A Participant during any Plan Year in which the Plan is determined to be top-heavy who has completed three years of service, as determined pursuant to applicable Treasury Regulations, may irrevocably elect to have this Article XXI.A apply to all subsequent Plan Years in which the Plan is not top-heavy.

     B.   Minimum Contributions

          1. Contributions by Sentinel, including Before Tax Savings under the Plan, in aggregation with all Defined Contribution Plans required to be aggregated under Code Section 416(g)(2)(A)(i), on behalf of each Participant who has not separated from service at end of the Plan Year and is a non-key Employee, shall not be less than 3 percent of his Defined Compensation.

          2. Notwithstanding Article XXI.B.1, no minimum contribution shall be required for any Participant who receives the minimum benefit under a Defined Benefit Plan of the Corporate Employer that is determined to be top-heavy for a year ending in a Plan Year for which the Plan is determined to be top-heavy.

     C.   Effect on Limitation on Annual Additions

          For any Plan Year in which the Plan is top-heavy, the combined limitation described in Article VI.A.2. shall be applied by substituting "1.0" for "1.25" wherever it appears in Article II.M. and P.

     D. Definitions - For purposes of these top-heavy provisions, the following definitions shall apply:

          (a) Key Employee shall mean any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the determination period was an officer of the employer if such individual's annual compensation exceeds 50 percent of

                                     XXI-1
               the dollar limitation under section 415(b)(1)(A) of the Code, an owner (or considered an owner under section 318 of the Code) of one of the ten largest interests in the employer if such individual's compensation exceeds 100 percent of the dollar limitation under section 415(c)(1)(A) of the Code, a 5 percent owner of the employer, or a 1-percent owner of the employer who has an annual compensation of more than $150,000. Compensation shall mean compensation as defined in section 415(c)(3) of the Code but specifically including amounts contributed by the employer pursuant to a salary reduction agreement.

          (b) Top-heavy Ratio: The Top-heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the present value of accrued benefits under the aggregate Defined Benefit Plan or plans for all Key Employees, as of the Determination Date(s) (including any part of any accrued benefit distributed in the 5-year period ending on the Determination Date(s)) and the sum of account balances under the aggregated Defined Contribution Plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the present value of accrued benefits under the Defined Benefit Plan or plans for all participants, as of the Determination Date(s) (including any part of any accrued benefit distributed in the 5-year period ending on the Determination Date(s)) and the account balances under the aggregated Defined Contribution Plan or Plans for all participants as of the Determination Date(s), all determined in accordance with section 416 of the Code and the regulations thereunder. The account balances under a Defined Contribution Plan in both the numerator and denominator of the Top-heavy Ratio are increased for any distribution of an account balance made in the 5-year period ending on the Determination Date.

               The value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in section 416 of the Code and the regulations thereunder for the first and second plan years of a Defined Benefit Plan. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any employer maintaining the Plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with section 416 of the Code and the regulations thereunder. Deductible employee contributions, if any, will not be taken into account for purposes of computing the Top-heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

               The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all Defined Benefit Plans maintained by the employer, or (b) if there is no such method, as if such benefit accrued not more rapidly

                                     XXI-2
               than the slowest accrual rate permitted under the fractional rule of section 411(b)(1)(C) of the Code.

          (c) Aggregation group: A Required Aggregation Group is (1) each qualified plan of the employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (2) any other qualified plan of the employer which enables a plan described in (1) to meet the requirements of sections 401(a)(4) or 410 of the Code. A Permissive Aggregation Group is the Required Aggregation Group of plans plus any other plan or plans of the employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

          (d) Determination Date. The determination date for any Plan Year shall be December 31 of the preceding Plan Year.

          (e) Valuation Date. The valuation date applicable to the determination date for any Plan Year shall be December 31 of the preceding Plan Year.

          (f) Top-heavy Plan. This Plan is a Top-heavy plan if any of the following conditions exist:

               (i) If the Top-heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

               (ii) If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-heavy Ratio for the group of plans exceeds 60 percent.

               (iii) If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

                                     XXI-3

XXII.  QUALIFIED DOMESTIC RELATIONS ORDERS

       Notwithstanding other provisions of the Plan which restrict payments from the Plan to a non-Member, the Trustee may, upon receipt of a qualified domestic relations order, make payments from the Plan to persons other than the Member.

       A.   Status of a Qualified Domestic Relations Order

            A domestic relations order will not be deemed to be a qualified domestic relations order if it requires action by the Plan that does not relate to child support, alimony payments, or marital property rights, and does not conform to other requirements established by the Benefit Board, which requirements shall comply with Code Section 414(p).

       B.   Distribution of Before Tax Account Funds

            Distribution of Before Tax Account funds to an alternate payee pursuant to a Qualified Domestic Relations Order shall not be subject to the restrictions on withdrawal of Before Tax Account funds described in Articles X.B.3. and X.C.2. of the Plan.

                                    XXII-1

XXIII     ROLLOVERS AND TRUST TO TRUST TRANSFERS
          --------------------------------------

          A. Subject to the requirements of the Code, the Plan and the Trustee may accept for:

               1. A Member who, while employed by the Company or an Affiliated Company, has taken, after December 31, 1992, normal, early or incapacity retirement pursuant to Section 4.(2)(a), (b), or (c) or Section 23.(4)(a), (b) or (c) of the Retirement Plan or a Spouse Beneficiary Member, a Participant and an Employee, who would be eligible to be a Participant, except that he has not yet satisfied the requirements of Article III.A.2., 3. or 4. of the Plan , while employed by the Company, a rollover or trust to trust transfer of assets received from a defined contribution or defined benefit plan or assets received from an individual retirement account, as described in Code Section 408(d)(3)(A)(ii).

               2. A Member with an Employee Account who was employed by the Company in connection with the acquisition of a business or facility by the Company, while employed by the Company, a trust-to-trust transfer of assets in cash from the trustees of a qualified defined contribution plan, as provided for in an agreement between the Company, and the Seller of the business or facility maintaining or contributing to the plan from which the assets are to received. The cash received will be deposited in the Fixed Income Account Fund (Option B.) and allocated to each Employee Account based on the value of a unit on the day in which the transfer takes place. Any and all assets so transferred will not be eligible for matching Company contributions under Article V.A.

                    Service with the seller by an Employee may be recognized for purposes of eligibility in this Plan; participation in the seller's plan by an Employee who enrolls in this Plan and whose entire account assets are transferred to this Plan, may be recognized for purposes of vesting in future benefits accrued under this Plan. All assets of an Employee transferred to this Plan pursuant to Article XXIII.4. shall be immediately vested.

                    Any assets transferred or rolled over must be in the form of cash and/or DuPont common stock. Any assets rolled over must be rolled over as provided in Code Section 402(a)(b) and must have been received by the Member or a Spouse Beneficiary Member in a qualified distribution from a qualified defined contribution plan, a qualified defined benefit plan or an individual retirement account as described in Code Section 408(d)(3)(A)(ii). Only taxable amounts may be rolled over under this Article XXIII. The cash received will be allocated to the Investment Options set forth in Article VII.C. of the Plan pursuant to the administrative rules adopted by the Plan Administrator. The DuPont common stock received will be allocated to Option A. of Article VII.C. of the Plan and shall remain there until it may be transferred to the Investment Options set forth in
                    Article VII of the Plan pursuant to the administrative rules adopted by the Plan Administrator.

          B. This Article XXIII.B. applies to distributions made on or after January 1, 1993.

                                    XXIII-1

          1. Notwithstanding any provision of this Plan to the contrary that would otherwise limit a distributee's election under this Article XXIII.B., a distributee may elect, at any time and in the manner prescribed by the Benefit Board, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          2.   Definitions

               a. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

                    i. any distribution that is one of a series of substantially equal periodic payments made (not less frequently than annually) for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and distributee's designated beneficiary, or for a period of ten years or more;

                    ii. any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and

                    iii. the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

               b. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

               c. A distributee includes an employee or a former employee (who became a Member of the Plan). In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

               d. A direct rollover is a payment by this Plan to the eligible retirement plan specified by the distributee.

                                    XXIII-2

                     THRIFT PLAN FOR EMPLOYEES OF SENTINEL
                     -------------------------------------

                                   CHAPTER 2
                                   ---------


Those union-represented employees covered by a negotiated contract shall have the provisions of Chapter 1, applicable to those nonrepresented employees, except those unions listed on the appendices that follow shall not have the provisions of Chapter 1, so described for such appendices, applicable to their union-represented employees.


Appendix I :  Employees excluded from participation in Chapter 1


Employees represented by a negotiated contract with the Teamsters at the following locations:

Richmond, Virginia
Parkersburg, West Virginia
Louisville, Kentucky
Chattanooga, Tennessee

                                 Appendix D-i

                             PROPOSED RESOLUTIONS
                          OF THE BOARD OF DIRECTORS OF
                        SENTINEL TRANSPORTATION COMPANY


     WHEREAS, the Board of Directors of Sentinel Transportation Company (the "Company") adopted the Thrift Plan for Employees of Sentinel Transportation Company (the "Plan"), effective January 1, 1996, for its eligible employees; and

     WHEREAS, Sentinel has determined that it is in the best interest of participants in the Plan to amend the Plan to eliminate the one year of service requirement for eligibility to participate in the Plan and to make other changes to implement the provisions of the Small Business Job Protection Act and reflect corporate affiliation changes since the original adoption of the Plan:

     NOW, THEREFORE, BE IT

     RESOLVED, that Amendment No. 1 to the Plan is adopted in the form attached hereto; and

     FURTHER RESOLVED, that the President of the Company or his delegate is hereby authorized and directed to take all actions necessary or desirable to implement such Amendment No. 1, including but not limited to submitting the Plan as amended to the Internal Revenue Service for a favorable ruling on the Plan's tax qualified status.

                          THRIFT PLAN FOR EMPLOYEES OF
                        SENTINEL TRANSPORTATION COMPANY
                             RULES AND REGULATIONS
                          (Effective January 1, 1996)

                                AMENDMENT NO. 1
                                ---------------



The Thrift Plan for Employees of Sentinel Transportation Company Rules and Regulations (Effective January 1, 1996) (the "Plan") is amended as follows:


1. Effective January 1, 1996, Article II of the Plan is amended by deleting Section C. in its entirety and replacing it with the following:

          "C. `Basic Deposits' shall mean all deposits made by a Participant to his Employee Account pursuant to Article IV.A."


2. Effective January 1, 1997, Article II of the Plan is amended by deleting the third paragraph of Section I.


3. Effective January 1, 1997, Article II of the Plan is amended by deleting Section W. in its entirety and replacing it with the following:

          "W.  A `Highly Compensated' Employee shall mean an Employee who

               1. was a five percent (5%) owner (as defined in Section 416(i)(1) of the Code) of Sentinel during the Plan Year in question or the preceding Plan Year, or

               2. for the preceding Plan Year, received compensation in excess of $80,000 and was in the top-paid group of employees (as defined in Section 414(q) of the Code).

          This definition shall be applied in accordance with Section 414(q) of the Code. The $80,000 amount shall be adjusted automatically if and to the extent the corresponding amount applicable under Section 414(q) of the Code is adjusted by the Secretary of the Treasury."


4. Effective January 1, 1996, Article II of the Plan is amended to clarify the correct name of the retirement plan covering Sentinel employees by deleting Section OO. in its entirety and replacing it with the following:

          "OO. `Retirement Plan' shall mean the E. I. DuPont de Nemours and Company Pension and Retirement Plan, as applicable to Employees of Sentinel Transportation Company."


5. Effective March 1, 1999, Article III of the Plan is amended by deleting Section A. in its entirety and replacing it with the following:

          "A.   Eligibility Requirements

          Each Employee is eligible to participate in the Plan."

6. Effective March 1, 1999, Article III of the Plan is amended by deleting paragraph 1. of Section B. in its entirety and replacing it with the following:

          "1. An Employee may commence his participation on the first day of the second calendar month following his date of hire as an Employee, or as of the first day of any subsequent calendar month, provided he files with the Benefit Board or its delegate a notice of his election to become a Participant in the Plan, such notice to be in the manner prescribed by the Benefit Board, provided that no Employee who is on a Sentinel approved leave of absence or is otherwise absent from work may become a Participant in the Plan until the day of his return from such absence. Commencement of participation in the Plan by an eligible Employee shall be accomplished by his election to make deposits as hereinafter provided."


7. Effective January 1, 1997, Article IV.C.2. of the Plan is amended by deleting subparagraph a. in its entirety and replacing it with the following:

          "Determination of the amount of Excess Contributions for a Highly Compensated Participant shall be made reducing the salary deferrals of the Highly Compensated Participants, in order of dollar amount of deferral beginning with the highest dollar amount of deferral, to the extent necessary to satisfy the actual deferral percentage ("ADP") test. The amount of Excess Contributions for a Highly Compensated Participant will be equal to the total of elective contributions taken into account for the ADP test minus the product of the employee's reduced actual deferral ratio ("ADR") as determined above and the employee's compensation."


8. Effective January 1, 1997, Article IV.C.2. of the Plan is amended by deleting subparagraph c. in its entirety and renumbering the following subparagraphs accordingly.


9. Effective January 1, 1999, all references to the "Fixed Income Fund" shall be replaced with references to the "Stable Value Fund."


10. Effective January 1, 1999, Article VII is amended by deleting paragraph 3. of section F. in its entirety and replacing it with the following:

          "The assets of the Stable Value fund and the Three-Way Asset Allocation Fund under this Plan may be held by the Trustee in trust in common with funds of the same name under tax-qualified employee benefit plans sponsored by an affiliate of Sentinel. In such case, the Trustee shall be under no duty to earmark or keep separate the assets of such commingled funds and a determination on the valuation date of the value of such funds under this Plan shall be determined in conjunction with the corresponding determinations made under such other plans as though such funds under this Plan and the corresponding funds under such other plans were one fund for this purposes. The Trustee shall, however, maintain a separate account reflecting the equitable share in the assets of the Stable Value Fund and the Three-Way asset Allocation Fund under this Plan and the corresponding funds in such other plans. Sentinel may, at any time, direct the Trustee to segregate and withdraw the equitable share in such assets of the Stable Value Fund and the Three-Way Asset Allocation Fund of this Plan. The Trustee's valuation of assets for the purpose of such withdrawals shall be conclusive."

11. Effective January 1, 1999, Article X.B.1. is amended by replacing the references to `$3,500" with references to "5,000."

12.   Effective January 1, 1996, Article XIV is amended by adding a new Section
J. to read as follows:

     "Military Service

     Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code."

                             PROPOSED RESOLUTIONS
                         OF THE BOARD OF DIRECTORS OF
                        SENTINEL TRANSPORTATION COMPANY


     WHEREAS, the Board of Directors of Sentinel Transportation Company (the "Company") adopted the Thrift Plan for Employees of Sentinel Transportation Company (the "Plan"), effective January 1, 1996, for its eligible employees; and

     WHEREAS, the Board of Directors, or its delegate, is authorized under
Section XIX.A. to amend the Plan at any time; and

     WHEREAS, the Board of Directors is authorized under Section XIV.A.4. to appoint such investment managers to manage any or all assets of the Plan; and

     WHEREAS, the Board of Directors wishes to amend the Plan to permit participants in the Plan to direct a portion of their Plan accounts to be invested in shares of Class B common stock of Conoco Inc. acquired as a result of the tender offer of such shares; and

     WHEREAS, the Board of Directors wishes to appoint DuPont Capital Management Company ("DCMC") as investment manager to manage the Stable Value Fund assets held under the Plan, subject to execution of an investment management agreement between the Company and DCMC, and to authorize the Employee Benefit Plans Board to enter into an investment management agreement with DCMC; and

     WHEREAS, the Board of Directors wishes to amend the Plan to permit an investment manager appointed under the Plan to appoint additional investment managers to manage all or a part of the assets for which the original investment manager holds authority.

     NOW, THEREFORE, BE IT

     RESOLVED, that Amendment No. 2 to the Plan is adopted in the form attached hereto; and

     FURTHER RESOLVED, that DCMC is appointed investment manager of the Stable Value Fund of the Plan, subject to execution of an investment management agreement between the Company and DCMC, and DCMC is hereby authorized, to the extent consistent with the terms of such investment management agreement, to appoint additional investment managers to manage all or part of the assets for which investment management authority is delegated to DCMC under the terms of such investment management agreement; and

     FURTHER RESOLVED, that the Employee Benefit Plans Board, by action of any one of its members, is hereby authorized to enter into an investment management agreement with DCMC; and

     FURTHER RESOLVED, that the President of the Company or his delegate is hereby authorized and directed to take all actions necessary or desirable to implement such Amendment No. 2, including but not limited to submitting the Plan as amended to the Internal Revenue Service for a favorable ruling on the Plan's tax qualified status and executing any amendment requested by the Internal Revenue Service as a condition of issuing such favorable ruling.

                         THRIFT PLAN FOR EMPLOYEES OF
                        SENTINEL TRANSPORTATION COMPANY
                             RULES AND REGULATIONS
                          (Effective January 1, 1996)

                                AMENDMENT NO. 2
                                ---------------


The Thrift Plan for Employees of Sentinel Transportation Company Rules and Regulations (Effective January 1, 1996) (the "Plan") is amended as follows:


1. Effective August 1, 1999, Article VII of the Plan is amended by deleting Section C. in its entirety and replacing it with the following:

       "C.  Investment Option Funds

            The Trustee shall provide for the following Investment Option Funds for Plan Members.

            1. Option A:  DuPont Stock Fund

               Amounts deposited in Option A shall be invested in shares of common stock of E. I. du Pont de Nemours and Company. Such purchases shall be made in the open market, or from DuPont if it shall have made treasury or authorized but unissued shares available for such purchases, in which event the purchase price shall be the closing price of such stock as reported on the New York Stock Exchange - Composite Transactions on the last trading day preceding the date of such purchase from DuPont.

            2. Option B:  Stable Value Fund

               Amounts invested in the Stable Value Fund shall be invested so as to preserve principal and to pay a stable rate of return over time. Amounts deposited in the Stable Value Fund shall be delivered to the Trustee and invested as designated by the Company, or its delegee or a designated Investment Manager chosen by the Company, pursuant to arrangements with one or more entities, including, but not limited to, insurance companies, banks and other investment organizations and/or Investment Managers, the object of which is to preserve principal and provide a stable rate of return. In addition, a portion of the Stable Value fund shall be invested in short-term fund(s) so as to provide sufficient liquidity to accommodate daily trading activity.

            3. Option C:  Mutual Funds and Other Equity Investment Vehicles

               Amounts deposited in Fund C shall be invested, as directed by Members, in one or more mutual funds or other equity investment vehicles designated by the Company.

            4. Option D:  Asset Allocation Funds

               Amounts deposited in Fund E shall be invested in an asset allocation fund consisting of a portfolio diversified among the stock, bond, and cash sectors of the securities marketplace, or in an asset allocation portfolio diversified among the Plan's Stable Value Fund and one or more equity investment vehicles. Assets in Fund D are transferred among these sectors in such manner and to such extent as the fund manager of the applicable asset allocation fund shall select.

            5. Option E:  Loan Account Fund

               Amounts transferred to Fund L from the other funds shall be loaned to Members.

            6. Option F:  Conoco Class B Stock Fund

               Amounts deposited in Fund F shall be invested in shares of Class B stock of Conoco Inc., provided, however, that Fund F shall be offered as an investment option under the Plan only upon the effective date of the one-time initial tender offer of Class B stock of Conoco Inc., and no amounts may be invested in Fund F other than as a result of such initial tender offer (or as transferred from another tax-qualified plan, as otherwise permitted under the Plan). If the tender offer does not occur, this Section 6 shall not become effective. Notwithstanding any other provision of this Plan to the contrary, an accountholder may authorize the transfer of all or part of the value of his account invested in Fund F into any other investment fund available under the Plan, but may not authorize any transfer into Fund F other than as a result of the tender offer. Dividends paid with respect to shares of Class B stock of Conoco Inc. shall not be invested in Fund F, but shall instead be invested according to an accountholder's current investment directions. Fund F shall be treated as an investment fund other than Fund E for determining availability of loans and withdrawals and for all other purposes as appropriate under this Plan."

2. Effective August 1, 1999, Article VII.F. of the Plan is amended by deleting paragraphs 1. and 2. in their entirety and replacing them with the following:

    " 1. Each accountholder shall be entitled to direct the Trustee as to the manner in which voting rights with respect to the shares or units represented by the accountholder's Employee Account invested in each Investment Option are to be exercised. The Trustee shall vote the number of shares or units in accordance with such instructions. Any such instructions with respect to shares of common stock of E. I. du Pont de Nemours and Company held in Option A shall remain in the strict confidence of the Trustee. Except with respect to shares of common stock of E. I. du Pont de Nemours and Company held in Option A, if an accountholder does not return proper voting instructions in a timely manner, such inaction shall be deemed an election not to vote such shares or to vote such shares as the default option described on the proxy voting instructions, as applicable.

    2. Each accountholder shall be entitled to direct the Trustee as to whether to exercise a tender or exchange offer with respect to any shares of common stock of E. I. du Pont de Nemours and Company held in Option A. The Trustee shall tender or exchange such shares in accordance with such instructions. Any such instructions with respect to shares of common stock of E. I. du Pont de Nemours and Company held in Option A shall remain in the strict confidence of the Trustee. If an accountholder does not return proper tender or exchange instructions to the Trustee in a timely manner, such inaction by the accountholder shall be deemed a decision not to tender or exchange, and the Trustee shall not tender or exchange shares credited to such accountholder's account."

3. Effective October 1, 1998, Article VIII.A. of the Plan is amended by deleting paragraph 4. in its entirety and replacing it with the following:

     "The share price of any mutual fund or other equity investment vehicle purchased under Option C. shall be the net asset value calculated by Merrill Lynch Asset Management, or the applicable fund manager, determined on each New York Stock Exchange business day. Such net asset value shall include the costs and charges used by such manager to establish the net asset value."


4. Effective October 1, 1998, Article VIII.A. of the Plan is amended to reflect the name change of Wells Fargo Nikko Investment Advisors to Barclays Global Investors and to add reference to additional manager by deleting paragraph 5. in its entirety and replacing it with the following:

     "The unit value of units purchased under Option D. shall be calculated by Barclays Global Investors, or Merrill Lynch Asset Management, or such other manager, as applicable, each business day. Such unit value shall include all costs and charges used by such manager to establish that value."


5. Effective August 1, 1999, Article XIV.A. of the Plan is amended by deleting paragraph 4 in its entirety and replacing it with the following:

     "4. from time to time by action of its Board of Directors designate or appoint such Investment Managers as the Board deems necessary to manage and invest any portion or all of the Plan assets, and to delegate to such Investment Managers the power and authority to delegate to and enter into agreements with such additional Investment Managers as such original Investment Managers deem necessary or appropriate to manage all or part of the assets for which such original Investment Manager has been delegated management or investment authority, and by action of an officer of the Company who is a member of the Benefit Board remove such Investment Managers."

6. Effective August 1, 1999, Article XIV.B. of the Plan is amended by deleting the last sentence thereof and replacing it with the following:

     " The Trustee shall be subject to the directions of the Benefit Board, or a designated Investment Manager, and shall comply with such directions, except with regard to voting with respect to shares held by the Trustee and the purchase and sale or redemption of securities which shall be Trustee responsibilities."

                             PROPOSED RESOLUTIONS
                         OF THE BOARD OF DIRECTORS OF
                        SENTINEL TRANSPORTATION COMPANY


     WHEREAS, the Board of Directors of Sentinel Transportation Company (the "Company") adopted the Thrift Plan for Employees of Sentinel Transportation Company (the "Plan"), effective January 1, 1996, for its eligible employees; and

     WHEREAS, the Board of Directors, or its delegate, is authorized under
Section XIX.A. to amend the Plan at any time; and

     WHEREAS, the Board of Directors wishes to amend the Plan as requested by the Internal Revenue Service as a condition of issuing a favorable determination letter on the Plan's tax-qualified status.

     NOW, THEREFORE, BE IT

     RESOLVED, that Amendment No. 3 to the Plan is adopted in the form attached hereto; and

     FURTHER RESOLVED, that the President of the Company or his delegate is hereby authorized and directed to take all actions necessary or desirable to implement such Amendment No. 3.

                         THRIFT PLAN FOR EMPLOYEES OF
                        SENTINEL TRANSPORTATION COMPANY
                             RULES AND REGULATIONS
                          (Effective January 1, 1996)

                                AMENDMENT NO. 3
                                ---------------


The Thrift Plan for Employees of Sentinel Transportation Company Rules and Regulations (Effective January 1, 1996) (the "Plan") is amended as follows:


1. Effective January 1, 1997, Article IV.C.2. of the Plan is amended by deleting the initial introductory paragraph and subparagraphs a. and b. in their entirety and replacing them with the following:

     "If it is determined after the close of a Plan Year that participation by Highly Compensated Participants has exceeded the discrimination standards of Code sections 401(k) ("Excess Contributions") or 401(m) ("Excess Aggregate Contributions"), the amount of the Excess Contributions or Excess Aggregate Contributions shall be refunded to the Highly Compensated Participants in accordance with the following rules. Excess Contributions and Excess Aggregate Contributions shall be determined by comparing actual deferral and actual contribution ratios of Highly Compensated Participants against ratios for non-Highly Compensated Participants for each current plan year (rather than for the prior plan year).

     a. Correction of Excess Contributions shall be made by reducing the salary deferrals of the Highly Compensated Participants, in order of dollar amount of deferral beginning with the highest dollar amount of deferral, to the extent necessary to satisfy the actual deferral percentage ("ADP") test. The amount of Excess Contributions for a Highly Compensated Participant will be equal to the total of elective contributions taken into account for the ADP test minus the product of the employee's reduced actual deferral ratio ("ADR") as determined above and the employee's compensation.

     b. Correction of Excess Aggregate Contributions shall be made by reducing the salary deferrals of the Highly Compensated Participants, in order of dollar amount of Company matching contributions and Employee after-tax contributions beginning with the highest dollar amount of matching contributions and Employee after-tax contributions, to the extent necessary to satisfy the actual contribution percentage ("ADP") test. The amount of Excess Aggregate Contributions for a Highly Compensated Participant will be equal to the total of Company matching contributions and Employee after-tax contributions taken into account for the ACP test minus the product of the employee's reduced actual contribution ratio ("ACR") as determined above and the employee's compensation."

2. Effective January 1, 1997, Article II of the Plan is amended by deleting Section W. in its entirety and replacing it with the following:

     "W.  A `Highly Compensated' Employee shall mean an Employee who

            1. was a five percent (5%) owner (as defined in Section 416(i)(1) of the Code) of the Corporate Employer during the Plan Year in question or the preceding Plan Year, or

            2. for the preceding Plan Year, received compensation in excess of $80,000 and was in the top-paid group of employees (as defined in Section 414(q) of the Code) of the Corporate Employer.

     This definition shall be applied in accordance with Section 414(q) of the Code. Compensation for purposes of this definition shall mean "Defined Compensation" but including salary deferrals under Code sections 125 and 401(k). The $80,000 amount shall be adjusted automatically if and to the extent the corresponding amount applicable under Section 414(q) of the Code is adjusted by the Secretary of the Treasury."


3.   Effective January 1, 1996, Article II of the Plan is amended by deleting
Section VV. in its entirety and replacing it with the following:

     "VV. "'Vesting (vested)' shall mean the nonforfeitable right of a Participant in the Plan to his total Regular Account, which shall be acquired only on the earlier of:

     1. Five years of participation since the most recent date of enrollment in the Plan, a year of participation being defined as twelve consecutive months during which a non-vested Participant maintains a positive account balance or makes at least one monthly contribution, except that the fifth year of participation shall be deemed a year of participation upon the first day of the fifth month of the 12 month period; or

     2. Five years of service, any such year commencing upon the Employee's Employment Date, and anniversary date thereof (or, if applicable, Reemployment Date and anniversary date thereof), during which an Employee completes 1,000 or more hours of service with the Corporate Employer; provided that service subsequent to five consecutive One-Year Breaks-in-Service shall not count toward vesting a Participant's Employee Account which accumulated prior to such five One-Year Breaks-in-Service; or

     3. Attainment of age 65, which is the Normal Retirement Date under this Plan.

     A Member shall be vested in his Before-Tax Account and in that portion of his Regular Account derived from his Employee Contributions at all times. The portion of a Member's Regular Account derived from his Employee Contributions is his Basic Deposits and Supplemental Deposits and all income, gains and losses attributable thereto.

     If a Member is Vested when he ceases to be an Employee, he shall be Vested upon becoming an Employee again thereafter. If a Member is not Vested when he ceases to be an Employee, and he becomes an Employee again thereafter, his prebreak service shall be disregarded in determining the Vesting of his post-break account only if the number of consecutive One-Year Breaks in Service equals or exceeds the greater of five or the aggregate number of the Member's years of service prior to the break in service.

     Service for purposes of Vesting shall include service credited to the Employee for vesting purposes under the terms of the Thrift Plan for Employees of Conoco Inc. as of December 31, 1995."

4. Effective January 1, 1996 through February 29, 1999, Article III. of the Plan is amended by deleting Section A. in its entirety and replacing it with the following:

     "A.  Eligibility Requirements

     Except as hereinafter otherwise provided, eligibility for participation in the Plan shall be open to:

     1. any full-time, regular Employee whose Employment Date or Reemployment Date is earlier than January 1, 1993, who became a member of the Retirement Plan before January 1, 1993 and continues to maintain membership therein;

     2. any full-time, regular Employee who has completed at least one year of continuous service or who was eligible to participate in a qualified profit-sharing plan of an Affiliated Company from which he was transferred;

     3. any Employee who has completed a period of 12 consecutive months commencing on the Employee's Employment Date or Reemployment Date, whichever is applicable, or a succeeding anniversary of such date, during which he completes 1,000 or more Hours of Service; and

     4. any Employee, including a Member who is rehired and again becomes an Employee, who previously met the requirements of this Article III.A.

     For purposes of Article III.A.2. only, "continuous service" is the period of time that has elapsed since the Employee's original Employment Date or Reemployment Date since his last termination of employment with Sentinel.

     For purposes of this Article III.A. only, an Employee will be treated as having completed 190 hours of service for each month in which he completes at lest one Hour of Service."


5. Effective January 1, 1996, Section XXI.B. is amended by deleting paragraph
1. in its entirety and replacing it with the following:

     "1. Contributions by Sentinel, in aggregation with all Defined Contribution Plans required to be aggregated under Code section 416(g)(2)(A)(I), on behalf of each Participant who has not separated from service at the end of the Plan year and is a non-Key Employee, shall not be less than 3 percent of his Defined Compensation."

6. Effective January 1, 1996, Section XXI.D. is amended by deleting paragraph
(d) in its entirety and replacing it with the following:

     "(d) Determination Date. The determination date for any Plan Year shall be December 31 of the preceding Plan Year, or, in the case of the first Plan Year, the last day of such first Plan Year."